                                   EXHIBIT 4.2

                         CENTURA BANKS, INC. 401(k) PLAN











                             As Amended and Restated
                            Effective January 1, 1994

                         CENTURA BANKS, INC. 401(k) PLAN

                                Table of Contents

                                                                                                                Page

ARTICLE 1
EFFECTIVE DATE, PURPOSE, LEGAL EFFECT AND FORM OF PLAN..........................................................  2
         1.1      Effective Date................................................................................  2
         1.2      Purpose of Plan...............................................................................  2
         1.3      Legal Effect..................................................................................  2
         1.4      Form of Plan..................................................................................  3
         1.5      Gender and Number.............................................................................  3

ARTICLE 2

DEFINITIONS.....................................................................................................  4
         2.1      Act...........................................................................................  4
         2.2      Adjustment Date...............................................................................  4
         2.3      Beneficiary...................................................................................  4
         2.4      Board.........................................................................................  4
         2.5      Break in Service..............................................................................  4
         2.6      Brevard Prior Plan............................................................................  4
         2.7      Cash Subaccount...............................................................................  4
         2.8      Code..........................................................................................  4
         2.9      Committee.....................................................................................  4
         2.10     Compensation..................................................................................  4
         2.11     Cost Subaccount...............................................................................  5
         2.12     Date of Employment............................................................................  5
         2.13     Date of Reemployment..........................................................................  5
         2.14     Disability....................................................................................  5
         2.15     Employee......................................................................................  6
         2.16     Employee Deferral Account.....................................................................  6
         2.17     Employee Rollover Contribution Account........................................................  6
         2.18     Employee Voluntary Contribution Account.......................................................  6
         2.19     Employer......................................................................................  6
         2.20     Employer Prior Discretionary Contribution Account.............................................  6
         2.21     Employer Matching Contribution Account........................................................  6
         2.22     Employer Stock................................................................................  7
         2.23     Employer Stock Ownership Account..............................................................  7
         2.24     Entry Date....................................................................................  7
         2.25.    First Carolina Prior Plan.....................................................................  7
         2.26     First Charlotte Prior Plan....................................................................  7
         2.27     Forfeitures...................................................................................  7
         2.28     Fund..........................................................................................  7
         2.29     Highly Compensated Employee...................................................................  7
         2.30     Hour of Service...............................................................................  8
         2.31     Inactive Participant..........................................................................  9
         2.32     Leave of Absence..............................................................................  9
         2.33     Limitation Year...............................................................................  9


                                                    i

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         2.34     Non-highly Compensated Employee...............................................................  9
         2.35     Normal Retirement Age.........................................................................  9
         2.36     Normal Retirement Date........................................................................ 10
         2.37     Number of Shares Subaccount................................................................... 10
         2.38     Participant................................................................................... 10
         2.39     PAYSOP Account................................................................................ 10
         2.40     Peoples Prior Plan............................................................................ 10
         2.41     Plan.......................................................................................... 10
         2.42     Planters Prior Plan........................................................................... 10
         2.43     Plan Administrator............................................................................ 10
         2.44     Plan Year..................................................................................... 10
         2.45     Qualified Employee............................................................................ 10
         2.46     Qualified Matching Contribution Account....................................................... 10
         2.47     Qualified Nonelective Contribution Account.................................................... 10
         2.48     Qualifying Year of Service.................................................................... 10
         2.49     Related Employer.............................................................................. 10
         2.50     Trust or Trust Fund........................................................................... 11
         2.51     Trustee....................................................................................... 11
         2.52     Year of Service............................................................................... 11

ARTICLE 3

ELIGIBILITY AND PARTICIPATION................................................................................... 14
         3.1      Eligibility................................................................................... 14
         3.2      Participation................................................................................. 14
         3.3      Transfer to or from Eligible Class of Employees............................................... 14
         3.4      Service with a Related Employer............................................................... 14
         3.5      Service as a Leased Employee.................................................................. 14

ARTICLE 4

CONTRIBUTIONS................................................................................................... 16
         4.1      Employee Deferrals............................................................................ 16
         4.2      Employer Matching Contributions............................................................... 17
         4.3      Special Requirements for Employer Contributions to Finance Exempt Loan........................ 17
         4.4      Qualified Nonelective Contributions........................................................... 17
         4.5      Employer Contributions to Finance Exempt Loan................................................. 18
         4.6      Portability................................................................................... 18
         4.7      Return of Employee Deferrals.................................................................. 18
         4.8      Adjustment of Deferrals....................................................................... 19
         4.9      Adjustment of Employer Matching Contributions................................................. 21
         4.10.    Nondiscrimination as to Benefits.............................................................. 24

ARTICLE 5

BENEFITS........................................................................................................ 25
         5.1      Normal Retirement and Delayed Retirement Date................................................. 25
         5.2      Disability Retirement......................................................................... 25
         5.3      Early Retirement.............................................................................. 25
         5.4      Optional Methods of Settlement................................................................ 25
         5.5      Commencement of Benefits...................................................................... 27


                                                    ii




         5.6      Consent Requirement........................................................................... 28
         5.7.     Distributions to Alternate Payees............................................................. 28
         5.8      Special Distribution Requirements for Former First Charlotte Prior Plan Participants.......... 28

ARTICLE 6

DEATH BENEFITS.................................................................................................. 31
         6.1      Amount and Payment of Death Benefits.......................................................... 31
         6.2      Designation of Beneficiary.................................................................... 31
         6.3      Payment of Death Benefits..................................................................... 31
         6.4      Qualified Domestic Relations Order............................................................ 32
         6.5      Special Beneficiary Designation Requirements for Former First Charlotte Prior Plan
                  Participants.................................................................................. 32

ARTICLE 7

VESTING......................................................................................................... 34

ARTICLE 8

DISTRIBUTIONS................................................................................................... 35
         8.1      Withdrawal of Employee Deferrals.............................................................. 35
         8.2      Withdrawal of Employee Contributions.......................................................... 35
         8.3      Termination of Employment before Retirement................................................... 35
         8.4      Vesting When a Participant Terminates Employment, Receives a Distribution and is
                  Rehired Prior to Five Consecutive One-Year Breaks in Service.................................. 35
         8.5      PAYSOP Account................................................................................ 36
         8.6      Deemed Distribution........................................................................... 36
         8.7      Hardship Distributions........................................................................ 36

ARTICLE 9

ACCOUNTS........................................................................................................ 39
         9.1      Committee Responsibility...................................................................... 39
         9.2      Investment Elections.......................................................................... 39
         9.3      Account Adjustments........................................................................... 40
         9.4      Limitation on Annual Additions................................................................ 44
         9.5      Limitation on Benefits and Contributions...................................................... 46

ARTICLE 10

TOP-HEAVY PLAN PROVISIONS....................................................................................... 47
         10.1     Determination Date............................................................................ 47
         10.2     Top-Heavy Plan................................................................................ 47
         10.3     Key Employee.................................................................................. 47
         10.4     Non-Key Employee.............................................................................. 48
         10.5     Top-Heavy Group............................................................................... 48
         10.6     Minimum Contributions and Benefits for Top-Heavy Plans........................................ 49
         10.7     Top-Heavy Average Compensation................................................................ 49
         10.8     Top-Heavy Years of Service.................................................................... 50
         10.9     Top-Heavy Group Minimum-Contribution.......................................................... 50


                                                   iii




         10.10    Adjustments in Section 415 Limits for Top-Heavy Plans......................................... 50

ARTICLE 11

ADMINISTRATION BY COMMITTEE..................................................................................... 51
         11.1     Committee..................................................................................... 51
         11.2     Committee Officers and Subcommittees.......................................................... 51
         11.3     Committee Meetings............................................................................ 51
         11.4     Committee Action.............................................................................. 51
         11.5     Committee Records............................................................................. 51
         11.6     Committee Rules............................................................................... 51
         11.7     Conflict of Interest.......................................................................... 51
         11.8     Committee Authority........................................................................... 51
         11.9     Advisors...................................................................................... 51
         11.10    Compensation.................................................................................. 52
         11.11    Expenses...................................................................................... 52

ARTICLE 12

ALLOCATION OF RESPONSIBILITIES AMONG NAMED FIDUCIARIES,
MANAGEMENT OF FUNDS AND AMENDMENT OR TERMINATION OF PLAN........................................................ 53
         12.1     Allocation of Responsibilities................................................................ 53
         12.2     Liability for Actions......................................................................... 54
         12.3     Discharge of Duties........................................................................... 54
         12.4     Trust Agreement............................................................................... 54
         12.5     Committee Instructions........................................................................ 54
         12.6     Amendment and Termination..................................................................... 54
         12.7     Fiduciary Discretion.......................................................................... 54
         12.8     Exempt Loans.................................................................................. 55

ARTICLE 13

MISCELLANEOUS................................................................................................... 57
         13.1     Alienation of Benefits........................................................................ 57
         13.2     Payment in Event of Incapacity................................................................ 57
         13.3     Rights of Parties............................................................................. 57
         13.4     Communication to Employees.................................................................... 57
         13.5     Resumption of Employment...................................................................... 57

ARTICLE 14

TERMINATION OF PLAN AND TRUST, MERGER OR CONSOLIDATION OF PLAN.................................................. 58
         14.1     Termination of Plan and Trust................................................................. 58
         14.2     Merger or Consolidation....................................................................... 58

ARTICLE 15

CLAIMS PROCEDURE................................................................................................ 59
         15.1     Filing of a Claim for Benefits................................................................ 59
         15.2     Notification to Claimant of Decision.......................................................... 59
         15.3     Claims Review Procedure....................................................................... 59


                                                    iv

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         15.4     Decision on Review............................................................................ 59
         15.5     Action by Authorized Representative of Claimant............................................... 60

ARTICLE 16

GOVERNING LAWS.................................................................................................. 61
         16.1     Applicable Law................................................................................ 61
         16.2     Headings...................................................................................... 61
         16.3.    Limitations of the Securities Exchange Act of 1934............................................ 61

ARTICLE 17

SPECIAL PROVISIONS.............................................................................................. 62
         17.1     General....................................................................................... 62
         17.2     Options on Distributed Shares of Employer Stock............................................... 62
         17.3     Diversification of Investments................................................................ 63
         17.4     Independent Appraisals........................................................................ 63
         17.5     Voting of Shares.............................................................................. 63
         17.6     Distributions................................................................................. 64
         17.7     Tender Offers................................................................................. 65



                         CENTURA BANKS, INC. 401(K) PLAN

         WHEREAS, The Planters Corporation, a corporation organized under the laws of the State of North Carolina, amended and restated a salary deferral thrift plan (the "Salary Deferral Thrift Plan of The Planters Corporation and Subsidiaries") for the benefit of its qualified employees, said plan being effective, as amended and restated, on January 1, 1990; and

         WHEREAS, Peoples Bancorporation, a corporation organized under the laws of the State of North Carolina, amended and restated a thrift plan (the "Peoples Bancorporation and Adopting Related Employers 401(k) Profit Sharing Plan") for its employees, said plan being effective, as amended and restated, on January 1, 1984; and

         WHEREAS, The Planters Corporation and Peoples Bancorporation merged on November 2, 1990 to become Centura Banks, Inc.; and

         WHEREAS, Centura Banks, Inc. has merged the Peoples Bancorporation and Adopting Related Employers 401(k) Profit Sharing Plan into the Salary Deferral Thrift Plan of The Planters Corporation and Subsidiaries and has amended and restated that plan effective December 31, 1990; and

         WHEREAS, effective January 1, 1991, the Plan as amended and restated was renamed the Centura Banks, Inc. 401(k) Plan, and has been operative since such date for the benefit of eligible employees of Centura Banks, Inc. and its subsidiaries; and

         WHEREAS, Centura Banks, Inc. amended the Plan on December 19, 1991, December 30, 1992, and twice on December 29, 1993, and desires to restate the Plan to incorporate such amendments into a single plan document; and

         WHEREAS, Centura Banks, Inc. desires to further amend the Plan to accommodate the transfer to the Plan of assets and liabilities from the First Charlotte Financial Corporation Retirement Savings Plan, which plan provides for distributions in various annuity forms; and

         WHEREAS, Centura Banks, Inc. desires to further amend the Plan (i) to provide for a safe harbor definition of Compensation, effective January 1, 1995,
(ii) to limit Compensation taken into account for a Highly Compensated Employee benefitting under an Exempt Loan, (iii) to eliminate provisions for discretionary contributions, except those made to finance an Exempt Loan, (iv) to clarify the accounting for certain contributions and accounts, (v) to conform the provisions of Section 4.2 to those of Section 9.3 with respect to the treatment of forfeitures, (vi) to provide that earnings or losses on Excess Aggregate Contributions shall not be credited for the gap period between the end of the Plan Year and distribution or forfeiture, provided the distribution or forfeiture occurs prior to the first Adjustment Date after the close of such Plan Year; (vii) to permit a Participant to waive the 30 day notice of the right to elect a direct rollover; (viii) to change the timing of forfeitures, effective October 1, 1994, and the sources for restoring forfeited balances, effective January 1, 1994; (ix) to change the order of accounts from which hardship distributions shall be taken; (x) to clarify the provisions of the Plan relating to investment elections; (xi) to clarify the reallocation provisions applicable to excess annual additions; (xi) to clarify the intent of the Plan with respect to those portions constituting an employee stock ownership plan; and (xii) to make certain other technical corrections as reflected herein;

         NOW, THEREFORE, Centura Banks, Inc., a corporation organized under the laws of the State of North Carolina, herein referred to as the Employer, does hereby amend and restate and, as amended and restated, continue a salary deferral thrift plan for the benefit of its Qualified Employees on the terms and conditions described hereinafter.

                                    ARTICLE 1

             EFFECTIVE DATE, PURPOSE, LEGAL EFFECT AND FORM OF PLAN

         Section 1.1 Effective Date. Except as otherwise provided herein, the effective date of the Plan, as amended and restated by Centura Banks, Inc., is January 1, 1994.

         Section 1.2 Purpose of Plan. The purpose of this Plan is to promote, in the manner set forth hereinafter, the future economic welfare of the Employees, to develop in those Employees an increased interest in the Employer's successful operation and to encourage Employee savings. The intention of the Employer is that the contributions made by it and Employee deferrals, together with the income thereon, shall be accumulated and made available to such Employees upon their retirement, all as set forth hereinafter. It is intended that this Plan qualify as a stock bonus plan under Sections 401(a) and 401(k) of the Internal Revenue Code, and an employee stock ownership plan as defined in Code Section 4975(e)(7). The portion of this Plan designated as an employee stock ownership plan shall be primarily invested in Employer Stock.

         It is further intended that, for purposes of nondiscrimination and coverage testing under Sections 401(a)(4), 401(k), 401(m) and 410(b) of the Code, and the regulations thereunder, the features of this Plan described in Sections 401(k), 401(m) and 4975(e) of the Code shall be tested as if such features constitute separate plans, in the manner provided in such sections, and effective for Plan Years beginning on and after January 1, 1991.

         Section 1.3 Legal Effect. As of December 31, 1990, the terms and conditions of this Plan shall amend and supersede prospectively the terms and conditions of the Planters Prior Plan, as amended and restated effective January 1, 1990, and the Peoples Prior Plan, as amended and restated effective January 1, 1984, and all subsequent amendments to such Prior Plans; provided, however, that the provisions of such Prior Plans shall continue to govern the rights of all Employees who retired or otherwise ceased to work for the Employer or their respective employer prior to December 31, 1990, except as is otherwise expressly stated herein.

         As of January 1, 1993, the terms and conditions of this Plan shall amend and supersede prospectively the terms and conditions of the First Carolina Prior Plan, as established as of January 1, 1992, and all subsequent amendments to such First Carolina Prior Plan; provided, however, that the provisions of such First Carolina Prior Plan shall continue to govern the rights of all Employees who retired or otherwise ceased to work for the Employer or their respective employer prior to December 29, 1993, except as is otherwise expressly stated herein.

         As of September 30, 1993, the terms and conditions of this Plan shall amend and supersede prospectively the terms and conditions of the Brevard Prior Plan, as amended and restated effective January 1, 1989, and all subsequent amendments to such Brevard Prior Plan; provided, however, that the provisions of such Brevard Prior Plan shall continue to govern the rights of all Employees who retired or otherwise ceased to work for the Employer or their respective employer prior to December 29, 1993, except as is otherwise expressly stated herein.

         Notwithstanding the foregoing, to the extent necessary for certain provisions of the Plan to apply to the Peoples Prior Plan, the Planters Prior Plan, the First Carolina Prior Plan and/or the Brevard Prior Plan prior to December 31, 1990, January 1, 1993 or September 30, 1993, as the case may be, in order for such plans to maintain their qualified status in light of Tax Reform Act of 1986 changes in the Internal Revenue Code, such provisions shall be deemed retroactive amendments of such plans.

         If the provisions of this Plan and the Trust Agreement which is part of this Plan are found to be contradictory, then the provisions of this Plan document shall apply.

         Section 1.4 Form of Plan. The Plan shall be a single employer plan. The total assets of the Plan shall be available to provide benefits for any Plan Participant.

         Section 1.5 Gender and Number. The masculine gender shall be deemed to include the feminine, and the singular shall include the plural unless otherwise clearly required by the context.

                                    ARTICLE 2

                                   DEFINITIONS

         The following words and phrases, when used herein, shall have the meanings set forth below unless otherwise clearly required by the context:

         Section 2.1 Act. The Employee Retirement Income Security Act of 1974.

         Section 2.2 Adjustment Date. The last day of March, June, September and December in each Plan Year and such additional Adjustment Dates as the Committee shall designate, from time to time.

         Section 2.3 Beneficiary. The person or persons designated by a Participant or Inactive Participant to receive the balance of his account, if any, after his death.

         Section 2.4 Board. The Board of Directors of Centura Banks, Inc.

         Section 2.5 Break in Service. The termination and failure of an Employee to complete more than 500 Hours of Service during a Plan Year. Such break shall be effective as of the last day of the Plan Year in which such event occurs.

         Section 2.6 Brevard Prior Plan. The Brevard Federal Savings and Loan Association Profit Sharing Plan.

         Section 2.7 Cash Subaccount. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of any Employer contributions consisting of cash, cash dividends which have been paid with respect to Employer Stock allocated to his accounts and earnings on short term investments which shall have been deposited in his Cash Subaccount pending investment in Employer Stock.

         Section 2.8 Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

         Section 2.9 Committee. The Compensation Committee as described in
Article 11. Provided, however, the Compensation Committee shall be authorized to delegate some or all of its duties and functions as described in Article 11 to the Benefits Administration Committee.

         Section 2.10 Compensation. Except as provided in Section 10.7 of this Plan, Compensation shall be the total earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U. S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form which may be required for such purposes), including amounts deferred under this Plan and salary reduced under a Code Section 125 arrangement maintained by the Employer, plus incentive pay, overtime, and bonuses. Compensation shall exclude non-cash items, directors' fees, reimbursed moving expenses and other similar nonrecurring payments, and amounts allocated or benefits paid under this Plan or any other benefit plan of the Employer, such as cash awards used to pay taxes on restricted stock distributions.

         Effective for Plan Years beginning on and after January 1, 1995, and except as provided in Section 10.7 of this Plan, Compensation shall be the total earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U.S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form which may be required for such purposes), including amounts deferred under this Plan and salary reduced under a Code Section 125 arrangement maintained by the Employer, plus incentive pay, overtime, and bonuses; Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits; and, in the case of any Highly Compensated Employee, Compensation shall also exclude any taxable benefit paid in cash or in kind under any employee benefit plan or arrangement maintained by the Employer, such as cash awards used to pay taxes on restricted stock distributions.

         Notwithstanding the above, for Plan Years beginning on or after January 1, 1989, the annual Compensation of each Employee taken into account under this Plan for any Plan Year shall not exceed $200,000, as adjusted pursuant to Code
Section 401(a)(17). In determining the Compensation of a Participant for purposes of this limitation, the family aggregation rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of this paragraph the $200,000 limitation (as adjusted) applies to a family aggregation unit, the limitation shall be prorated among the affected individuals in proportion to each such affected individual's Compensation as determined under this Section prior to the application of this limitation.

         References to $200,000 within this Section shall be replaced by references to $150,000, effective January 1, 1994. Such amount shall be indexed as described above, except that such limit shall be rounded to the lowest increment of $10,000.

         Effective for Plan Years beginning on and after January 1, 1994, the Compensation of Highly Compensated Employees who are the intended beneficiaries of an Exempt Loan under the Plan shall be further limited for purposes of making allocations in respect of contributions to repay such Exempt Loan so that the aggregate of such Compensation does not exceed one-third of the aggregate Compensation of the entire group of intended beneficiaries of such Exempt Loan. The Committee shall make a separate determination with respect to each outstanding Exempt Loan, and in the event an adjustment is necessary to satisfy this limitation the Committee shall reduce the Compensation of Highly Compensated Employees, beginning with the highest paid and proceeding in reverse order of Compensation until the limitation is satisfied.

         Section 2.11 Cost Subaccount. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of the average cost of shares of Employer Stock purchased during any Plan quarter and allocated to his accounts.

         Section 2.12 Date of Employment. The first date on which an Employee completes an Hour of Service.

         Section 2.13 Date of Reemployment. The date on which an Employee completes an Hour of Service following a termination or Break in Service.

         Section 2.14 Disability shall be determined as follows. Any Participant who is not yet eligible for early or normal retirement, and who ceases to be an Employee due to disability shall be considered disabled if:

         (a) a Participant qualifies for any disability benefits sponsored by the Employer under any existing insured disability income plan, or if no such benefits are provided, then

         (b) a Participant becomes unable to engage in any substantial gainful occupation by reason of any physical or mental impairment which, on the basis of competent medical opinion to the satisfaction of the Committee, meets the following requirements:

                  (1) The Participant has become totally disabled by bodily injury, disease or mental disorder and is unable to perform any and every duty of any gainful occupation for which he is reasonably fitted by training, education, or experience, and

                  (2) Such disability has continued for a period of six consecutive months and will be permanent and continuous for the remainder of the Participant's lifetime.

         (c) For purposes of this Plan, however, no Participant shall be deemed totally and permanently disabled if his disability results from chronic alcoholism, addiction to narcotics, injury incurred while engaging in any illegal or felonious enterprise, intentionally self-inflicted injury, or injury incurred while serving in the armed forces of any country.

         (d) The Employer may require proof of continued disability from time to time, but not more frequently than once in any six (6) month period.

         Section 2.15 Employee. Any person who is employed by the Employer.

         Section 2.16 Employee Deferral Account. The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of elective deferrals of the Participant's Compensation and adjustments as of each Adjustment Date, less any payments therefrom. Each Employee Deferral Account shall include, where appropriate, subaccounts which reflect Employee-directed investments if permitted in Section 9.2.

         Section 2.17 Employee Rollover Contribution Account. The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of the Participant's rollovers or transfers, pursuant to Section 4.6, and adjustments as of each Adjustment Date. Each Employee Rollover Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments if permitted in Section 9.2.

         Section 2.18 Employee Voluntary Contribution Account. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of the balance of the Employee Participant's voluntary contribution account under the Peoples Prior Plan as of December 31, 1990, immediately prior to its merger and amendment and restatement and adjustments as of each subsequent Adjustment Date, less any payments therefrom. Each Employee Voluntary Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments if permitted in Section 9.2.

         Section 2.19 Employer. Centura Banks, Inc. and any Related Employer which has adopted the Plan and Trust with the consent of Centura Banks, Inc. To the extent not indicated otherwise, the term Employer shall be deemed to apply to each Employer independently. For purposes of the Plan, Centura Banks, Inc. shall be deemed the representative of each adopting Related Employer and any action taken by Centura Banks, Inc. shall be binding on all Employers. An adopting Related Employer shall cease its participation in the Plan if it no longer constitutes a Related Employer or if such Related Employer loses its status as a legal entity by means of dissolution, merger, consolidation, bankruptcy or otherwise.

         Section 2.20 Employer Prior Discretionary Contribution Account. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of the balance of his Employer Basic and Elective Contribution Accounts under the Peoples Prior Plan as of December 31, 1990, immediately prior to its merger and amendment and restatement and adjustments as of each subsequent Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Prior Discretionary Contribution Account shall include, where appropriate, subaccounts which reflect Employee-directed investments.

         Section 2.21 Employer Matching Contribution Account. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Employer matching contributions and adjustments as of each Adjustment Date, less any distributions therefrom and amounts forfeited. The Employer Matching Contribution Account of each Participant shall include, as appropriate, a special subaccount for any Employer Stock allocated to the account in connection with an Exempt Loan pursuant to
Section 12.8. Each Employer Matching Contribution Account shall be subdivided into a Cash Subaccount, a Cost Subaccount, and a Number of Shares Subaccount.

         Section 2.22 Employer Stock. Shares of common stock of Centura Banks, Inc. which are readily tradable on an established securities market and any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation.

         Section 2.23 Employer Stock Ownership Account. The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of the balance of his Employer Stock Ownership Account under the Peoples Prior Plan or Planters Prior Plan, or both, as of December 31, 1990, plus any dividends which may accrue thereon after that date, and his allocated share of Employer discretionary contributions applied to finance an Exempt Loan and adjustments as of each subsequent Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Stock Ownership Account shall be subdivided to a Cash Subaccount, a Cost Subaccount and a Number of Shares Subaccount. Each Employer Stock Ownership Account shall also include, as appropriate, a special subaccount for any Employer Stock allocated to the account in connection with an Exempt Loan pursuant to Section 12.8, which subaccount shall be subdivided into a Cash Subaccount, a Cost Subaccount, and a Number of Shares Subaccount.

         Section 2.24 Entry Date. The first day of January, April, July and October of each Plan Year.

         Section 2.25. First Carolina Prior Plan. The First Carolina Bank Employees 401(k) Salary Deferral Plan.

         Section 2.26 First Charlotte Prior Plan. The First Charlotte Financial Corporation Retirement Savings Plan.

         Section 2.27 Forfeitures. The divested portion of a Participant's Employer Matching Contribution Account, Employer Prior Discretionary Contribution Account, and Employer Stock Ownership Account.

         Section 2.28 Fund. Any of the funds allowed as an investment election under Section 9.2.

         Section 2.29 Highly Compensated Employee. The term highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

         A highly compensated active Employee includes any Employee who performs service for the Employer during the Determination Year and who, during the Look-Back Year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d)); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the Determination Year; and (ii) Employees who are 5 percent owners at any time during the Look-Back Year or Determination Year.

         If no officer has satisfied the compensation requirement of (iii) above during either a Determination Year or Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the Determination Year shall be the Plan Year. The Look-Back Year shall be the twelve-month period immediately preceding the Determination Year.

         A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a highly compensated active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

         If an Employee is, during a Determination Year or Look-Back Year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code
Section 414(q) and the regulations thereunder.

         Section 2.30 Hour of Service.

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, and

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

         Notwithstanding the preceding sentence:

                  (1) No more than 501 hours are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                  (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                  (3) Hours are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         (c) Each hour for which back pay, irrespective of mitigation or damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph
                  (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) Each hour which is required to be credited to an Employee for military service under applicable law and regulations and which is not otherwise credited under this Section.

         (e) Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service with the Employer.

         (f) Hours under this Section shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.

         (g) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee or former Employee who is absent from work for maternity or paternity leave shall receive credit either for the Hours of Service, as described in subsections (a) - (f) above, which would otherwise have been credited to such Employee or former Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of absence. The total number of Hours of Service credited under this subsection (g) shall not exceed 501. Hours of Service pursuant to this paragraph shall be credited in the computation period during which the absence begins if doing so would prevent a Participant from incurring a one-year Break in Service in that computation period. In any other case, these hours shall be credited in the following computation period. For purposes of this paragraph, an absence from work for maternity or paternity leave means an absence
                  (1) by reason of pregnancy of the Employee or former Employee,
                  (2) by reason of the birth of a child of the Employee or former Employee, (3) by reason of placement of a child with the Employee or former Employee in connection with the adoption of such child by such Employee or former Employee, or
                  (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the above, no credit shall be given for Hours of Service pursuant to this subsection (g) unless the Employee or former Employee furnishes sufficient information to the Committee to establish that the absence is due to maternity or paternity leave and the number of days of such absence.

         Section 2.31 Inactive Participant. Any person who terminates employment or otherwise ceases to be a Participant but whose interest in the Trust Fund has not been wholly distributed.

         Section 2.32 Leave of Absence. Any absence, not to exceed a period of one year, authorized by the Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated. If active service is not resumed upon expiration of a Leave of Absence, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer, provided that if such Employee suffers Disability or dies during an authorized Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Disability or death occurred while in the active service of the Employer.

         Section 2.33 Limitation Year. The limitation year shall be the Plan
Year.

         Section 2.34 Non-highly Compensated Employee. Any Employee who is not a Highly Compensated Employee.

         Section 2.35 Normal Retirement Age. The sixty-fifth birthday of a Participant.

         Section 2.36 Normal Retirement Date. The first day of the calendar quarter coincident with or next following the Normal Retirement Age of the Participant.

         Section 2.37 Number of Shares Subaccount. The balance posted to the record of each Participant or Beneficiary consisting of the number of whole and fractional shares of Employer Stock purchased by or allocated to his accounts.

         Section 2.38 Participant. Every Employee who has met the requirements of Article 3 and who is not an Inactive Participant.

         Section 2.39 PAYSOP Account. The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of the balance of his PAYSOP Account or Employee PAYSOP Account or both under the Peoples Prior Plan or Planters Prior Plan, as of December 31, 1990, plus any dividends which may accrue thereon after that date less any distributions therefrom. Each PAYSOP Account shall be subdivided into a Cash Subaccount, a Cost Subaccount, and a Number of Shares Subaccount.

         Section 2.40 Peoples Prior Plan. The Peoples Bancorporation and Adopting Related Employers 401(k) Profit Sharing Plan.

         Section 2.41 Plan. The Centura Banks, Inc. 401(k) Plan as herein set out or as duly amended.

         Section 2.42 Planters Prior Plan. The Salary Deferral Thrift Plan of The Planters Corporation and Subsidiaries.

         Section 2.43 Plan Administrator. The Committee.

         Section 2.44 Plan Year. The 12-month period ending on December 31 of each year.

         Section 2.45 Qualified Employee. Any Employee. In no event shall a "leased employee," as defined in Code Section 414(n)(2), be a Qualified Employee.

         Section 2.46 Qualified Matching Contribution Account. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of qualified matching contributions and adjustments as of each Adjustment Date, less any distributions therefrom.

         Section 2.47 Qualified Nonelective Contribution Account. The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of qualified nonelective contributions and adjustments as of each Adjustment Date, less any distributions therefrom.

         Section 2.48 Qualifying Year of Service. For the purpose of participation, the 12-consecutive month period beginning on an Employee's Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. After the initial 12-consecutive month period a Qualifying Year of Service shall mean any Plan Year beginning with the Plan Year which includes the first anniversary of his Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service.

         Section 2.49 Related Employer. A corporation which is a member of a controlled group of corporations (within the meaning of Sections 1563(a)(1), (a)(2) and (a)(3) of the Code) of which the Employer is also a member. Related Employer shall also mean any other trade or business, whether or not incorporated, which is under common control, within the meaning of Section 414(c) of the Code, with the Employer and/or all members of an Affiliated Service Group within the meaning of Section 414(m) of the Code. For purposes of Sections 9.4 and 9.5 of this Plan, however, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

         Section 2.50 Trust or Trust Fund. The total of the contributions made pursuant to the Plan by the Employer and by the Participants and held by the Trustee in a separate Trust, increased by profits or income thereto and decreased by loss or expense incurred in the administration of the Trust or payments therefrom under the Plan.

         Section 2.51 Trustee. The bank, trust company, other financial institution, or individual or individuals holding and managing the Fund according to the terms of Centura Banks, Inc. 401(k) Plan Trust Agreement.

         Section 2.52 Year of Service. For the purposes of vesting and early retirement, a Plan Year during which an Employee has completed at least 1,000 Hours of Service, subject to the following qualifications and exceptions:

         (a) In the case of a Participant who has no vested interest in his Employer Matching Contribution Account, Employer Stock Ownership Account and Employer Prior Discretionary Contribution Account, Years of Service before any period of consecutive one-year Breaks in Service shall be disregarded if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such period. Any Years of Service disregarded pursuant to the previous sentence shall also be disregarded when applying the provisions of that sentence to a subsequent period of Breaks in Service.

         (b) Service performed prior to a Break in Service shall be disregarded if such Break in Service commenced prior to January 1, 1983.

         (c) Years of Service as of January 1, 1983 shall mean the continuous service any Employee would have had on January 1, 1983.

         (d) For purposes of vesting, Years of Service, as determined above, with a Related Employer, during the period the companies are related, shall be considered Years of Service with the Employer.

         (e) Where the Employer maintains the plan of a predecessor employer, Years of Service, as determined above, with such predecessor employer shall be treated as Years of Service with the Employer.

         (f) Service prior to December 31, 1990, shall be credited for those individuals who were participants in the Planters Prior Plan, subject to subsection (a) of this Section.

         (g) Service prior to December 31, 1990, shall be credited for those individuals who were participants in the Peoples Prior Plan, subject to subsection (a) of this Section.

         (h) Service with companies that are acquired by the Employer or merged with the Employer shall be credited in accordance with an amendment to this Plan that specifies how such service shall be treated. In the absence of stated provisions to the contrary, service for all purposes for employees who were employed by a company which adopted this Plan concurrent with or subsequent to a merger or acquisition shall be credited only from such date of merger or acquisition. Agreed upon credits for service with respect to prior mergers or acquisitions are as follows:


=============================================================================================================================
                                                                                        DATE FROM WHICH SERVICE IS CREDITED
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                       Eligibility
                                                                                                        for Early
                  Acquired Bank                       Vesting            Participation                  Retirement
- -----------------------------------------------------------------------------------------------------------------------------
Cumberland Bank                                         DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Mid South Bank                                          DOH                   DOH                        Later of
                                                                                                          DOH or
                                                                                                          1/1/87
- -----------------------------------------------------------------------------------------------------------------------------
Atlantic Savings and Loan Association                   DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Watauga Savings and Loan                                DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Bank of Smithfield                                      DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Bank of Pilot Mountain                                  DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Murpheesboro, Woodland and Seaboard                     DOH                   DOH                          DOH
branches of NCNB
- -----------------------------------------------------------------------------------------------------------------------------
Hobbsville branch of NCNB                               DOH                   DOH                          DOH
- -----------------------------------------------------------------------------------------------------------------------------
Citizens Federal Savings & Loan                         DOH                   DOH                          DOH
(EFFECTIVE DECEMBER 27, 1991)
- -----------------------------------------------------------------------------------------------------------------------------
First Carolina Bank and Trust Company                   DOH                   DOH                          DOH
(EFFECTIVE JANUARY 1, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
Orange Federal Savings and Loan                         DOH                   DOH                          DOH
Association (EFFECTIVE JANUARY 1, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
Brevard Federal Savings and Loan                        DOH                   DOH                          DOH
Association (EFFECTIVE APRIL 16, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
Granite Savings Bank, SSB (EFFECTIVE                    DOH                   DOH                          DOH
JULY 30, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
First Savings Bank of Forest City, SSB                  DOH                   DOH                          DOH
(EFFECTIVE OCTOBER 15, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
Canton Savings Bank, SSB (EFFECTIVE                     DOH                   DOH                          DOH
DECEMBER 31, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
Robeson Savings Bank, Inc. SSB                          DOH                   DOH                          DOH
(EFFECTIVE DECEMBER 31, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
First Charlotte Financial Corporation                   DOH                   DOH                          DOH
(EFFECTIVE DECEMBER 31, 1993)
- -----------------------------------------------------------------------------------------------------------------------------
First Charlotte Bank and Trust Company                  DOH                   DOH                          DOH
(EFFECTIVE DECEMBER 31, 1993)
=============================================================================================================================

               DOH = Original date of hire with the acquired bank.

         (i) Effective only for the Plan Year commencing January 1, 1993, each Employee who was a Participant under the First Carolina Prior Plan and whose Service has been calculated under the First Carolina Prior Plan on an anniversary of employment commencement basis (provided such basis is not equivalent to calculation on a Plan Year basis) shall receive credit for a Year of Service for the applicable computation period ending within the 1993 Plan Year in addition to receiving credit for a Year of Service as calculated on a Plan Year basis in this
                  Section 2.51, provided such Employee has completed 1,000 Hours of Service in each of such computation periods.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

         Section 3.1 Eligibility. All participants in the Peoples Prior Plan or Planters Prior Plan on December 30, 1990, shall be Participants in this Plan on December 31, 1990. Any other Full-Time Qualified Employee who has completed six consecutive months of service and any other Full-Time or Part-Time Qualified Employee who has completed a Qualifying Year of Service shall become a Participant at the time specified in Section 3.2. Notwithstanding the above, if a Part-Time Qualified Employee completes 1,000 or more Hours of Service during his first six months of employment, he shall become a Participant at the time specified in Section 3.2.

         For purposes of this Section, a "Full-Time Qualified Employee" is a Qualified Employee who is expected to complete 1,000 or more Hours of Service during a Plan Year. A "Part-Time Qualified Employee" is a Qualified Employee who is expected to complete less than 1,000 Hours of Service during a Plan Year.

         Any employee of a bank acquired by or merged with the Employer shall become a Participant at the time specified in Section 3.2, following the date of acquisition or merger, provided such employee has completed six months of service with such acquired or merged bank.

         Section 3.2 Participation. Any Qualified Employee who has satisfied the requirements of Section 3.1 shall become a Participant on the Entry Date coincident with or next following the date on which such requirements are met unless such Employee separated from service and did not return to employment before his Entry Date.

         Once a Qualified Employee becomes a Participant, he shall remain a Participant until he terminates employment with an Employer regardless of the number of Hours of Service he completes in a Plan Year.

         A Qualified Employee who terminates employment after meeting the requirements of Section 3.1 and is rehired shall become a Participant on the later of his Date of Reemployment or the first Entry Date after he first met the eligibility requirements.

         Section 3.3 Transfer to or from Eligible Class of Employees. In the event an Employee who is not a Qualified Employee becomes a Qualified Employee, such Employee will be eligible to participate immediately if such Employee has satisfied the minimum service requirements and would otherwise have previously become a Participant.

         Section 3.4 Service with a Related Employer. Service with a Related Employer not adopting this Plan shall be considered service with the Employer when determining if a Qualified Employee has completed a Qualifying Year of Service.

         A Participant who transfers employment to a company which is a Related Employer not adopting this Plan shall remain covered by the Plan, but such Inactive Participant shall share in Employer matching contributions only to the extent of his deferrals while a Participant. For vesting purposes, such Inactive Participant shall continue to accrue Years of Service hereunder. If such Inactive Participant is transferred again to the Employer, he shall participate in the Plan on his date of transfer. If such individual remains in the employ of a Related Employer not adopting this Plan until his termination of employment, his benefits shall be calculated based on the provisions of Articles 5 and 7.

         Section 3.5 Service as a Leased Employee. Each "leased employee" who performs services for the Employer or Related Employer on a substantially full-time basis for a period of at least one year shall be considered an Employee or an employee of a Related Employer as appropriate for purposes of determining if this Plan satisfies the minimum coverage requirements of Code
Section 410(b). An individual will be considered to have performed services on a substantially full-time basis if that individual is credited with the lesser of 1,500 Hours of Service or

75% of the Hours of Service that are customarily performed by an Employee or an Employee of a Related Employer in the particular position.

         If a "leased employee" becomes eligible to participate by being hired in a capacity other than as a "leased employee," service while a "leased employee" shall be considered when determining such Employee's Qualifying Years of Service and Years of Service.

                                    ARTICLE 4

                                  CONTRIBUTIONS

         Section 4.1 Employee Deferrals. A Qualified Employee who has met the requirements of Section 3.1 may elect to defer between .5% and 10% of his Compensation in .5% increments during the Plan Year for which the election is being made. Such election must be made at least 15 days prior to any Entry Date following eligibility or such other date as may be established by the Committee from time to time.

         In no event shall a Participant's deferrals during any calendar year beginning on or after January 1, 1987, to this Plan or any other qualified plan maintained by the Employer exceed $7,000 (as adjusted pursuant to Code Section 402(g)(5)).

         Effective for Plan Years beginning on or after January 1, 1991, a Participant may change his deferral percentage as of the first day of each quarter.

         A Participant may revoke his deferral election at any time during the Plan Year. Any Participant who so revokes his election shall be ineligible to make another election to defer until the first Entry Date following a six month suspension.

         For purposes of this Section 4.1, Compensation used for determining the amount of any deferral shall be Compensation for the Plan Year for which such election is made, including any increases in Compensation during the Plan Year. Only Compensation received while an Employee is eligible to participate in the Plan shall be taken into account for this purpose.

         The election shall specify in writing the percentage to be deferred and contributed to the Trust.

         Deferrals made pursuant to this Section shall be paid to the Trustee as soon as administratively feasible, but no later than 90 days after the date the Participant would have received the deferrals as Compensation, and credited to the Participant's Employee Deferral Account. Any amounts not elected to be deferred shall be paid to the Participant as current Compensation.

         A Participant who participates in another plan may assign to this Plan any deferrals made during a taxable year that exceed the $7,000 (as adjusted) limitation by notifying the Committee in writing on or before April 1 of the year following the year in which the deferral was made, the amount of such excess deferrals to be assigned to the Plan.

         Notwithstanding any other provision of this Plan, the excess deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant who assigned such excess deferrals to this Plan for the preceding year.

         Effective for Plan Years beginning on or after January 1, 1991, no adjustments for income or loss shall be allocable to excess deferrals provided that the excess deferrals are distributed prior to the Adjustment Date of the Plan Year following the Plan Year of the excess deferrals.

         The amount of a Participant's excess deferrals that must be distributed for a taxable year pursuant to this Section shall be reduced by any Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.

         Section 4.2                Employer Matching Contributions.

         (a) Basic Matching Contributions. As of each Adjustment Date in each Plan Year or as of such other dates as shall be determined by the Employer, the Employer shall contribute to the Trust an amount which will equal 50% of the first 6% of the Compensation deferred by the Participant during the Plan Year.

                  As of each Adjustment Date, the Employer Matching Contribution Account of each Participant who made deferrals of Compensation under Section 4.1 during the calendar year ending on such Adjustment Date shall be credited with the matching contribution of the Employer on such Participant's behalf for such calendar year.

         (b) Qualified Matching Contributions. In addition to the matching contributions described above, as of the final Adjustment Date in each Plan Year, the Employer may contribute qualified matching contributions to the Trust in such amount as the Board shall determine, but not in excess of 50% of the first 6% of the Compensation deferred by the Participants during the calendar quarter or Plan Year. Participants who terminate employment during a Plan Year shall not receive a qualified matching Employer contribution allocation.

                  As of the Adjustment Date for which the contribution is made, the Qualified matching contributions made pursuant to this Section shall be paid to the Trustee and credited to the Qualified Matching Contribution Account of each Participant who made deferrals of Compensation under Section 4.1 during the calendar year ending on such Adjustment Date. Each Participant shall at all times be fully vested in his Qualified Matching Contribution Account.

                  The Committee may elect to treat all or a portion of the qualified matching contributions as Employee deferrals for purposes of the Actual Deferral Percentage Test under Section 4.6.

                  All matching contributions shall be made in cash, shares of Employer Stock, or both. Any cash contributions shall be used within a reasonable time to purchase Employer Stock.

         Section 4.3 Special Requirements for Employer Contributions to Finance Exempt Loan. As of the last Adjustment Date in each Plan Year, the Employer contributions to finance an Exempt Loan shall be allocated among Participants employed on the last day of the Plan Year and Participants who retired, died or became disabled during the Plan Year. The Committee, in its discretion, may allocate all or any portion of such Employer discretionary contributions to those Employee/Participants of designated employee groups in order to satisfy the provisions of Section 4.5. Such allocations shall be made to the Participants in each employee group in the same proportion that the Compensation of each Participant in a particular employee group bears to the total Compensation of all participants in such employee group. Notwithstanding the above, a Participant who terminates employment prior to the last day of a Plan Year, but who has 501 or more Hours of Service, may receive an allocation for the Plan Year in accordance with the preceding sentence, to the extent necessary to satisfy the coverage requirements of Section 410(b) of the Code.

         Section 4.4 Qualified Nonelective Contributions. In addition to any other contributions under this Plan, the Employer may elect to contribute to the Trust for a Plan Year qualified nonelective contributions in such amount as the Board shall determine. Effective for Plan Years beginning on and after January 1, 1991, the Employer's qualified nonelective contributions shall be allocated to those Participants as shall be determined by the Committee, in its discretion. In no event, however, shall the total contribution for a Plan Year exceed the maximum amount deductible by the Employer for such Plan Year for federal income tax purposes, including any credit carry-over from one or more prior Plan Years.

         As of each Adjustment Date in each Plan Year, any qualified nonelective contributions shall be allocated among Participants, whether or not those Participants are deferring a portion of Compensation as allowed in Section 4.1, who are employed on the last day of the calendar quarter ending on such Adjustment Date, in the same proportion that each of these Participants' Compensation bears to the total Compensation of all these Participants for such Plan Year. For purposes of this Section, Compensation shall be measured from the later of the first day of the Plan Year or the first day of the calendar quarter after the last Adjustment Date on which a qualified nonelective contribution was allocated.

         Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Qualified Nonelective Contribution Account. Each Participant shall at all times be fully vested in his Qualified Nonelective Contribution Account.

         To the extent a qualified nonelective contribution is authorized by the Board for the purpose of satisfying the Actual Deferral Percentage test set forth in Section 4.8, such a contribution shall be made only on behalf of Non-highly Compensated Employees and only to the extent necessary to satisfy the requirements of Section 4.8. Such amount shall be contributed to Non-highly Compensated Employees beginning with the Non-highly Compensated Employee who has the smallest Actual Deferral Percentage. If two or more Non-highly Compensated Employees have identical Actual Deferral Percentages, their Actual Deferral Percentages shall be increased until they equal those of the next largest Non-highly Compensated Employee, and then shall be increased pro rata until the test set forth in Section 4.8 is satisfied.

         All qualified nonelective contributions shall be made in cash, shares of Employer Stock, or both. Any cash contributions shall be used within a reasonable time to purchase Employer Stock.

         Section 4.5 Employer Contributions to Finance Exempt Loan. Notwithstanding the above, the Employer contributions for a Plan Year which are made on behalf of those Plan Participants who are intended to be the beneficiaries of an Exempt Loan shall not be less than the amount required to enable the Trust to discharge any indebtedness payable during the Plan Year in connection with such Exempt Loan pursuant to Section 12.8.

         For each Plan Year during the duration of any such indebtedness, the number of securities released must equal the number of encumbered securities held immediately before release for the current plan year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years.

         Section 4.6 Portability. A Qualified Employee who has been a member of another qualified retirement plan may, with the consent of the Committee, transfer assets from the said former plan to the Trust Fund for this Plan. Such transferred assets will be fully vested at all times and may be transferred to the Plan of a successor employer at the request of the Inactive Participant and with the consent of the successor employer, or such assets of an Inactive Participant may be transferred to an individual retirement account at the request of the former Employee. Only those assets accumulated in another qualified plan may be transferred. Transfers may occur through a conduit individual retirement account. Transfers must be in cash or such other assets as the Committee may accept. Any such transferred assets shall be held in a separate account in the name of the Participant and shall reflect the net earnings or net losses of the trust fund. However, such assets may be commingled for investment purposes and invested in the same manner as other trust assets. Provided, however, no amounts may be transferred to this Plan from another plan if, as a result of such transfer, this Plan would be required to comply with Code Section 401(a)(11) as a transferee plan, without the Employer's consent.

         Section 4.7 Return of Employee Deferrals. Each Participant shall at all times be fully vested in the amount in his Employee Deferral Account, but a Participant or his Beneficiary shall be entitled to payment of the amount credited to such account only upon the occurrence of an event described in and in accordance with Articles 5, 6, or 7.

         Section 4.8 Adjustment of Deferrals. The provisions of this Section shall generally apply to Plan Years beginning on or after January 1, 1987. In order to ensure that the Plan remains qualified under Code Section 401(k), the Committee shall monitor the Employee deferrals and determine whether they satisfy the Actual Deferral Percentage test referred to in the next paragraph.

         The Actual Deferral Percentage test is satisfied only if:

         (a) The Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25, or

         (b) The excess of the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 2.0.

         If one or more Highly Compensated Employees are subject to both the Actual Contribution Percentage test as described in Section 4.9 and the Actual Deferral Percentage test as described above, then the excess, if any, of the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests over the greater of
(i) the sum of (1) 125 percent of the greater of the Actual Deferral Percentage of the Non-highly Compensated Employees or the Actual Contribution Percentage of the Non-highly Compensated Employees and (2) the lesser of 200 percent or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage or (ii) the sum of (1) 125 percent of the lesser of the Actual Deferral Percentage of the Non-highly Compensated Employees or the Actual Contribution Percentage of the Non-highly Compensated Employees and (2) the lesser of 200 percent or two plus the greater of such Actual Deferral Percentage or Actual Contribution Percentage, shall be treated as an Excess Aggregate Contribution or Excess Contribution, or both, and corrected in the manner prescribed in this Article for such excesses. Correction is only required for those Highly Compensated Employees who are eligible to participate in both an arrangement subject to the Actual Deferral Percentage test and a plan subject to the Actual Contribution Percentage test maintained by the Employer. This paragraph shall not apply, however, if the Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Contribution Percentage of the Non-highly Compensated Employees, or the Actual Deferral Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage of the Non-highly Compensated Employees.

         For purposes of this Section 4.8, the following terms shall have the meanings hereinafter set forth:

         (a) The term "Eligible Employee" shall mean an Employee who is directly or indirectly eligible to make an Employee deferral under the Plan for a Plan Year.

         (b) The term "Actual Deferral Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees and with respect to the group of all other Eligible Employees, the average (expressed as a percentage to the one-hundredth of one percent) of the Actual Deferral Ratios of the Employees in each group.

         (c) The term "Actual Deferral Ratio" shall mean the ratio (expressed as a percentage) of the Employee deferrals (and qualified Matching and/or qualified nonelective contributions taken into account for purposes of this test pursuant to Sections 4.2 and 4.4) under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is highly Compensated is eligible to make Employee deferrals under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Deferral Ratio shall be determined as if all such contributions were made under a single plan.

                  In the case of a Family Aggregation Group (which is treated as one Highly Compensated Employee) the Actual Deferral Ratio shall be the Actual Deferral Ratio determined by combining the Employee deferrals and Compensation of all Eligible Employees who are members of the Family Aggregation Group and are Highly Compensated Employees without regard to the Family Aggregation Group.

                  Except as provided above, the Employee deferrals and Compensation of all members of a Family Aggregation Group are disregarded in determining the Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees and the group of all other Eligible Employees.

         (d) The term "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employee deferrals actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount which would satisfy the Actual Deferral Percentage test.

                  The Excess Contributions of each Highly Compensated Employee for a Plan Year is determined by a leveling method, under which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required to (1) enable the Plan to satisfy the Actual Deferral Percentage test, or (2) cause such Highly Compensated Employee's Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process is repeated until the Plan satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of Excess Contribution is equal to the total Employee deferrals made on behalf of the Employee minus the amount determined by multiplying the Employee's Actual Deferral Ratio (after the above leveling) by his Compensation for such Plan Year.

                  In the case of a Family Aggregation Group, if the Actual Deferral Ratio of the group is determined using all family members, determination and correction of the Excess Contribution is accomplished in the manner described above and then allocated among the family members in proportion to the Employee deferrals of each family member that are combined to determine the Actual Deferral Ratio. If the Actual Deferral Ratio of the group is determined using only family members who would have been Highly Compensated Employees without regard to the Family Aggregation Group, then the determination and correction of the Excess Contribution is accomplished first by reducing in the manner described above; but not below the Actual Deferral Ratio of the family members of the Family Aggregation Group who are not otherwise Highly Compensated Employees. Excess Contributions are determined by taking into account the contributions of the family members which were combined to determine the Actual Deferral Ratio of the Family Aggregation Group and then allocated among such family members in proportion to each such family member's Employee deferrals. If further reduction is required, it is accomplished by reducing all family members on a pro-rata basis.

                  Each Highly Compensated Employee's Excess Contributions shall consist first of unmatched Employee deferrals, and then to the extent necessary, matched Employee deferrals.

         (e) The term "Family Aggregation Group" shall mean a group consisting of an Eligible Employee who is both a Highly Compensated Employee and either a five-percent owner (as defined in Section 10.3(c)) or one of the ten most highly paid Employees, and other Eligible Employees who are that Eligible Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants. For this purpose, legal adoptions shall be taken into account. If an Eligible Employee is a member of more than one Family Aggregation Group, all Eligible Employees who are members of those Family Aggregation Groups shall be treated as members of one Family Aggregation Group.

         If the Actual Deferral Percentage test is not met currently or on a projected basis, the Committee shall have the right to reduce the amount of the deferral election of Highly Compensated Participants (as herein defined) in an equitable manner. Any reduction of the amount to be deferred by Highly Compensated Participants will apply only to the particular Plan Year or remainder of such Plan Year for which the Plan fails to satisfy the Actual Deferral Percentage test.

         If voluntary and involuntary adjustments during the Plan Year do not bring the Plan into compliance with the Actual Deferral Percentage test, the Committee shall distribute the Excess Contributions and any income or loss allocable thereto to the Participants to whose accounts such Excess Contributions were allocated. Such distribution must take place after the close of the Plan Year in which the Excess Contribution arose and within twelve months after the close of such Plan Year.

         The income (or loss) allocable to Excess Contributions shall equal the income (or loss) allocable to the Participant's Employee Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's account balance attributable to Employee deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. Income or loss allocable to Excess Contributions shall not include any amount in respect of the period between the close of the Plan Year of the Excess Contributions and the date of distribution of such Excess Contributions, provided such distribution is made before the first Adjustment Date after the close of such Plan Year. Any distribution of Excess Contributions for a Plan Year made after the first Adjustment Date after the close of such Plan Year shall be further adjusted in a manner consistent with the method described above to reflect additional income or loss allocable for the period between the close of such Plan Year and the Adjustment Date preceding such distribution.

         The Committee may elect to treat a portion of the Employee deferrals as matching contributions for purposes of the Actual Contribution Percentage test under Section 4.9, so long as the Actual Deferral Percentage test is met both with and without the use of such Employee deferrals.

         The amount of a Participant's Excess Contributions to be distributed pursuant to this Section for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant for the Participant's taxable year ending with or within such Plan Year.

         Section 4.9 Adjustment of Employer Matching Contributions. The provisions of this Section shall generally apply to Plan Years beginning on or after January 1, 1987. In order to ensure that the Plan remains qualified under Code Section 401(m), the Committee shall monitor the Employer matching contributions and determine whether they satisfy the Actual Contribution Percentage test referred to in the next paragraph.

         The Actual Contribution Percentage test is satisfied only if:

         (a) The Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25, or

         (b) The excess of the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Contribution Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 2.0.

         For purposes of this Section 4.9, the following terms shall have the meanings hereinafter set forth:

         (a) The term "Eligible Employee" shall mean an Employee who is directly or indirectly eligible to receive an allocation of matching contributions (including matching contributions derived from Forfeitures) under the Plan for a Plan Year.

         (b) The term "Actual Contribution Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees and with respect to the group of all other Eligible Employees, the average (expressed as a percentage) of the Actual Contribution Ratios of the Employees in each group.

         (c) The term "Actual Contribution Ratio" shall mean the ratio (expressed as a percentage) of the Employer matching contributions, to the extent not taken into account for purposes of the Actual Deferral Percentage test, qualified nonelective contributions taken into account for purposes of this test pursuant to Section 4.4 and Employee deferrals taken into account for purposes of this test pursuant to Section 4.1 under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is Highly Compensated is eligible to receive Employer matching contributions allocated to his account under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Contribution Ratio shall be determined as if all such contributions were made under a single plan.

                  In the case of a Family Aggregation Group (which is treated as one Highly Compensated Employee) the Actual Contribution Ratio shall be the Actual Contribution Ratio determined by combining the actual and deemed Employer matching contributions and Compensation of all Eligible Employees who are members of the Family Aggregation Group and are Highly Compensated Employees without regard to the Family Aggregation Group.

                  Except as provided above, the actual and deemed Employer matching contributions and Compensation of all members of a Family Aggregation Group are disregarded in determining the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees and the group of all other Eligible Employees.

         (d) The term "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the actual and deemed Employer matching contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount which would satisfy the Actual Contribution Percentage test.

                  The Excess Aggregate Contributions of each Highly Compensated Employee for a Plan Year is determined by a leveling method, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required to (1) enable the Plan to satisfy the Actual Contribution Percentage test, or (2) cause such Highly Compensated Employee's Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. This process is repeated until the Plan satisfies the Actual Contribution Percentage test. For each Highly Compensated Employee, the amount of Excess Aggregate Contribution is equal to the total actual and deemed Employer matching contributions made on behalf of the Employee minus the amount determined by multiplying the Employee's Actual Contribution Ratio (after the above leveling) by his Compensation for such Plan Year.

                  In the case of a Family Aggregation Group, if the Actual Contribution Ratio of the group is determined using all family members, determination and correction of the Excess Aggregate Contribution is accomplished in the manner described above and then allocated among the family members in proportion to the actual and deemed Employer matching contributions of each Family member that are combined to determine the Actual Contribution Ratio. If the Actual Contribution Ratio of the group is determined using only family members who would have been Highly Compensated Employees without regard to the Family Aggregation Group, then the determination and correction of the Excess Aggregate Contribution is accomplished first by reducing in the manner described above; but not below the Actual Contribution Ratio of the family members of the Family Aggregation Group who are not otherwise Highly Compensated Employees. Excess Aggregate Contributions are determined by taking into account the contributions of the family members which were combined to determine the Actual Contribution Ratio of the Family Aggregation Group and then allocated among such family members in proportion to each such family member's actual and deemed Employer matching contributions. If further reduction is required, it is accomplished by reducing all family members on a pro-rata basis.

         (e) The term "Family Aggregation Group" shall mean a group consisting of an Eligible Employee who is both a Highly Compensated Employee and either a five-percent owner (as defined in Section 10.3(c)) or one of the ten most highly paid Employees, and other Eligible Employees who are that Eligible Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants. For this purpose, legal adoptions shall be taken into account. If an Eligible Employee is a member of more than one Family Aggregation Group, all Eligible Employees who are members of those Family Aggregation Groups shall be treated as members of one Family Aggregation Group.

         If the Actual Contribution Percentage test is not met on a current or projected basis, the Committee shall have the right to reduce the amount of the contribution election of Highly Compensated Participants (as herein defined) in an equitable manner. Any reduction of the amount to be contributed by Highly Compensated Participants will apply only to the particular Plan Year or remainder of such Plan Year for which the Plan fails to satisfy the Actual Contribution Percentage test.

         If adjustments during the Plan Year do not bring the Plan into compliance with the Actual Contribution Percentage test, the Committee shall forfeit, to the extent not vested under the Plan, or distribute the Excess Aggregate Contributions and income allocable thereto to the Participants to whose accounts such Excess Aggregate Contributions were allocated. Such distribution or forfeiture must take place after the close of the Plan Year in which the Excess Aggregate Contribution arose and within twelve months after the close of such Plan Year. Any distribution or forfeiture of Excess Aggregate Contributions for any Plan Year shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

         The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employer Matching Contribution Account (if any) Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Employee Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to the Participant's Employer Matching Contribution Account (if any) Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Employee Deferral Account for the Plan Year without regard to any income or loss occurring during such Plan Year. Income or loss allocable to Excess Aggregate Contributions shall not include any amount in respect of the period between the close of the Plan Year of the Excess Aggregate

Contributions and the date of distribution or forfeiture of such Excess Aggregate Contributions, provided such distribution or forfeiture is made before the first Adjustment Date after the close of such Plan Year. Any distribution or forfeiture of Excess Aggregate Contributions for a Plan Year made after the first Adjustment Date after the close of such Plan Year shall be further adjusted in a manner consistent with the method described above to reflect additional income or loss allocable for the period between the close of such Plan Year and the Adjustment Date coinciding with or preceding such distribution or forfeiture.

         Section 4.10. Nondiscrimination as to Benefits. To the extent necessary to satisfy the provisions of Code Section 401(a)(4) and the regulations thereunder, this Plan may be restructured and treated as consisting of separate component plans for testing purposes pursuant to Treasury Regulations Section 1.401(a)(4)-9(c) with respect to specific employee groups designated by the Committee. Where Exempt Loans have been obtained, pursuant to Section 12.8, to benefit individual employee groups, this Plan shall be restructured as permitted in Treasury Regulations Section 1.401(a)(4)-9(c) and this Section 4.10 to test such employee groups separately under Code Section 401(a)(4), unless the Committee determines that restructuring is not necessary for the purpose of satisfying Code Section 401(a)(4). In determining the Employees in a specific employee group, in no event shall any Employee/Participant be permitted to be included in more than one such group. Restructuring shall not be permitted with respect to demonstrating compliance with Code Section 401(k) or 401(m), effective for Plan Years beginning on or after January 1, 1992.

                                    ARTICLE 5

                                    BENEFITS

         Section 5.1 Normal Retirement and Delayed Retirement Date. A Participant shall be eligible to retire and receive a retirement benefit effective as of his Normal Retirement Date. If the Participant remains in the employ of the Employer after his Normal Retirement Date, he shall continue to be a Participant in the Plan until his actual retirement. When a Participant retires on a date other than an Adjustment Date, his benefit shall be determined as of the next succeeding Adjustment Date, provided that the Committee may, in a nondiscriminatory manner, cause one or more interim payments to be made to the Participant beginning as of his actual date of retirement.

         Section 5.2 Disability Retirement. If a Participant or Inactive Participant suffers Disability, his retirement shall be effective as of his date of Disability. His benefit shall be determined as of any Adjustment Date, as selected by the Participant or Inactive Participant, coincident with or succeeding the determination of Disability, but in no event later than the Adjustment Date coincident with or next succeeding his Normal Retirement Date. Such Disability benefit shall be payable to him pursuant to Section 5.4 hereof commencing as of the Adjustment Date chosen based on his account balance as of such Adjustment Date.

         Section 5.3 Early Retirement. A Participant or Inactive Participant who has not attained his Normal Retirement Date but has attained at least his 55th birthday may elect early retirement under this Plan to be effective as of the next or any succeeding Adjustment Date following termination of employment and written notice to the Employer and to the Committee. Such early retirement benefit shall be payable to him pursuant to Section 5.4 hereof commencing as of the Adjustment Date chosen based on his account balance as of such Adjustment Date.

         Section 5.4 Optional Methods of Settlement. Except as provided in
Section 5.8 with respect to any Participant or Inactive Participant who was a participant in and had an account under the First Charlotte Prior Plan, the balance of which was transferred to this Plan in a trustee-to-trustee transfer, each Participant or Inactive Participant shall be offered the following optional methods of settlement:

         (a) Lump Sum: Payment of the Participant's interest in the Plan in a single sum.

         (b) Installments from Trust Fund: Payment of such amount to him in approximately equal monthly installments over a period elected by the Participant of not less than five nor more than fifteen years. If such method of payment would result in payments of less than $25 per month, such amount shall be paid at the rate of $25 per month until it is exhausted. The total amount credited to the accounts of the Inactive Participant shall remain in the Fund and shall be adjusted as of each Adjustment Date as provided in the Plan, and such installments shall be modified to reflect such adjustments. If the Participant dies prior to the exhaustion of his accounts, the payments shall continue to his Beneficiary in the manner chosen by the Participant subject to the provisions of Section 5.5.

         (c) Open-Ended Withdrawal: Effective for Plan Years beginning on and after January 1, 1993, with respect to an Inactive Participant, payments in such amounts and with such frequency as may be elected by the Inactive Participant, provided the Inactive Participant's withdrawal rights shall not be exercisable in amounts less than the lesser of $500 or the balance of the account, and not more frequently than once in each calendar quarter, and shall be exercisable only as of an Adjustment Date.

         All amounts in the Employer Stock Fund shall be paid in Employer Stock unless the Participant or Inactive Participant elects to take cash. However, cash will be paid in lieu of fractional shares.

         Notwithstanding the above, if the value of the Participant's vested account balance does not exceed $3,500, his vested account shall be distributed to the Participant as a lump sum.

         If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by (1) the life expectancy of the Participant, or (2) the joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

         Notwithstanding the above, the amount to be distributed each year must not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary; or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be calculated using the applicable life expectancy set forth in the preceding paragraph as the relevant divisor.

         With respect to distributions made on or after January 1, 1993, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         As used in this Section, the following definitions shall apply:

         (a) "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

         (b) "Eligible retirement plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

         The Committee may prescribe reasonable procedures for a distributee to elect a direct rollover pursuant to this Section, and may require that the distributee provide such information and documentation as may be reasonably necessary to accomplish a direct rollover. The Committee shall not be required to execute a direct rollover of a portion of the balance to the credit of the distributee if such portion is not equal to at least $500. The Committee shall not be required to execute a direct rollover with respect to eligible rollover distributions of a distributee during a year that are reasonably expected to total less than $200. Furthermore, the Committee shall not be required to divide an eligible rollover distribution with respect to a distributee into separate distributions to be paid to two or more eligible retirement plans in direct rollovers.

         A distributee who fails to make an affirmative election under this Section shall be treated as having not made an election for a direct rollover, provided the distributee has received a written explanation of the direct rollover option within a reasonable time before the eligible rollover distribution.

         If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administration Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         The provisions of this Section 5.4, as amended, shall apply to the Brevard Prior Plan from and after January 1, 1993.

         Section 5.5                Commencement of Benefits.

         (a) Benefits under this Plan must begin, unless the Participant elects otherwise, no later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

                  (1)      the Participant attains Normal Retirement Age,

                  (2) the Participant terminates his service with the Employer, or

                  (3) the tenth anniversary of the year in which the Participant commences participation in the Plan.

         (b) Benefits for a Participant or Inactive Participant must begin no later than the earlier of the time specified in Section 5.5(a) or the Participant's or Inactive Participant's Required Beginning Date, as defined in (c) below.

         (c) The Required Beginning Date of a Participant or Inactive Participant is generally the April 1 of the calendar year following the calendar year in which the Participant or Inactive Participant attains age 70 1/2. However, the Required Beginning Date of a Participant or Inactive Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                  (1) The Required Beginning Date of a Participant or Inactive Participant who is not a 5-percent owner is the April 1 following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                  (2) The Required Beginning Date of a Participant or Inactive Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the April 1 following the later of (i) the calendar year in which the Participant or Inactive Participant attains age 70 1/2, or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant or Inactive Participant becomes a 5-percent owner, or the calendar year in which the Participant or Inactive Participant retires.

                  The Required Beginning Date of a Participant or Inactive Participant who is not a 5-percent owner and who attains age 70 1/2 during 1988, and who has not retired as of January 1, 1989, is April 1, 1990.

                  For purposes of this Section, a Participant or Inactive Participant is considered a 5-percent owner if such Participant or Inactive Participant is a 5-percent owner as defined in Section 10.3(c)(2) without regard to whether the Plan is top-heavy, in any Plan Year beginning with the Plan Year in which the Participant attains age 66 1/2.

         (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant or Inactive Participant ceases to be a 5-percent owner in a subsequent year.

         Section 5.6 Consent Requirement. Notwithstanding anything in this Plan to the contrary, no distribution shall commence to a Participant or Inactive Participant prior to age 65, without the written consent of the Participant or Inactive Participant, unless his or her vested total account balance does not exceed $3,500 and did not exceed $3,500 at the time of any prior distribution.

         Section 5.7. Distributions to Alternate Payees. Effective for Plan Years beginning on and after January 1, 1993, solely for purposes of determining the earliest date as of which the former spouse of a Participant or Inactive Participant may receive a distribution under this Plan pursuant to a qualified domestic relations order described in Code Section 414(p), the earliest retirement age under the Plan shall be deemed to be the Adjustment Date coinciding with or next succeeding the date on which the order is determined to be qualified. Nothing in this Section 5.7 shall be interpreted to permit distribution to the Participant or Inactive Participant except as otherwise provided in this Plan.

         Section 5.8 Special Distribution Requirements for Former First Charlotte Prior Plan Participants. Effective on and after December 31, 1994, each Participant or Inactive Participant who was a participant in and had an account under the First Charlotte Prior Plan, the balance of which was transferred to this Plan in a trustee-to- trustee transfer, shall be offered the following optional methods of settlement at the time and in the manner described in Section 5.5, provided his vested account balance exceeds (or has ever exceeded) $3,500.

         (a) Life Annuity: An annuity payable in equal monthly installments during the Participant's lifetime only on the last day of each calendar month in which the Participant shall have lived the entire month.

         (b) Joint and One-half Survivor Annuity: An annuity whereby a monthly installment shall be paid to the Participant during his lifetime and thereafter in one-half of such monthly amount to his surviving spouse during her lifetime on the first day of each calendar month in which the Participant or his spouse shall have lived the entire month. If the Participant's spouse, however, shall die before the commencement of payments, this option shall be inoperative.

         (c) Other Joint and Survivor Annuity: An annuity whereby a monthly installment shall be paid to the Participant during his lifetime and thereafter in either such monthly amount or three-fourths of such monthly amount to his surviving spouse during her lifetime on the first day of each calendar month in which the Participant or his spouse shall have lived the entire month. If the Participant's spouse, however, shall die before the commencement of payments, this option shall be inoperative.

         (d) Lump Sum: Payment of the Participant's interest in the Plan in a single sum, as provided in Section 5.4.

         (e) Installments from Trust Fund: Payment of such amount to him in approximately equal monthly installments over a period elected by the Participant of not more than fifteen years, as provided in Section 5.4, but without regard to the limitations in
                  Section 5.4(b).

         Any benefits payable under such optional methods in the form of an annuity shall be purchased from a legal reserve life insurance company with the total amount credited to the accounts of the Participant or Inactive Participant. Such annuity must comply with the distribution requirements of Code
Section 401(a)(9) and the regulations thereunder.

         In no event shall payments under any optional method extend beyond the later of the lifetime of the Participant, the lifetime of the Participant and the Participant's Beneficiary, the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary.

         If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by (1) the life expectancy of the Participant, or (2) the joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

         Notwithstanding the above, the amount to be distributed each year must not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary; or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be calculated using the applicable life expectancy set forth in the preceding paragraph as the relevant divisor.

         A payment option as set forth in this Section 5.8 shall be elected, changed or revoked by the Participant, his guardian, or attorney-in-fact, by written notice filed with the Committee during the election period specified below; provided, however:

         (a) A Beneficiary under an option with benefits payable for a period certain may be changed by written notice to the Committee.

         (b) A married Participant shall be deemed to have elected a joint and one-half survivor annuity with his spouse as his Beneficiary unless he makes an affirmative election not to take such an annuity.

         (c) If the Beneficiary under a joint and one-half survivor option dies before the commencement of payments, the election shall be inoperative.

         (d) If a timely election shall not have been made, payment shall be paid as a life annuity to an unmarried Participant, unless otherwise provided herein.

         For purposes of this Section 5.8, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p) and the benefit shall be recalculated, if necessary, to provide the spouse with the spouse's portion of a joint and one-half survivor annuity.

         Notwithstanding the above, any election made by a Participant not to provide a joint and survivor annuity to his spouse which is at least as valuable to the spouse as the joint and one-half survivor annuity shall not take effect unless the Participant's spouse consents in writing to such election and the consent acknowledges the effect of such election. The spouse's consent must be witnessed by a Plan representative or a notary public or it must be established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

         A Participant may elect the method of benefit payment during the 90-day period ending on his benefit distribution commencement date. Any election made during the election period shall be revocable, and another such election may be made at any time prior to the close of the election period, at which time the last such election which shall have been made shall be irrevocable. Any such election, and any revocation thereof, shall be made by notice in writing to the Committee in a form which is satisfactory to the Committee.

         Consistent with regulations prescribed by the Secretary of the Treasury and no less than 30 days and no more than 90 days before the Participant's benefit distribution commencement date, a written statement shall be mailed or personally delivered to him setting forth a general description of the joint and one-half survivor annuity, as well as the circumstances under which it shall be provided unless the Participant shall elect another form of payment, the availability of such election, and a general explanation of the financial effect of such election. Such written statement shall also include a statement of the rights of the Participant's spouse as provided in this Section 5.8. It shall further notify the Participant that he may request in writing at any time during the election period specified above, an additional written statement of the terms and conditions of the joint and one-half survivor annuity and the financial effect of payment in some method other than the joint and one-half survivor annuity.

         Notwithstanding anything in this Plan to the contrary, no distribution pursuant to this Section 5.8 shall commence to a Participant or Inactive Participant prior to age 65, without the written consent of the Participant or Inactive Participant and his or her spouse, unless his or her total account balance does not exceed $3,500, and did not exceed $3,500 at the time of any prior distribution. Provided, however, spousal consent is not required if the distribution is in the form of a joint and one-half survivor annuity.

                                    ARTICLE 6

                                 DEATH BENEFITS

         Section 6.1 Amount and Payment of Death Benefits. As of the Adjustment Date coincident with or next following the death of a Participant or Inactive Participant, his Beneficiary shall be entitled to receive the nonforfeitable balance of the Participant's accounts, if any. If the Participant has retired and benefit payments have commenced, payments will continue in accordance with the option chosen under Section 5.4 or Section 5.8 of this Plan.

         If benefit payments have not commenced, such amount shall be paid to the Beneficiary or applied for his benefit in a manner selected by the Beneficiary, subject to Sections 5.4, 5.8, 6.3 and 6.5. Effective with respect to the Beneficiary of any Participant or Inactive Participant who is subject to Sections 5.8 and 6.5, such amount shall generally be paid to the Beneficiary in the form of a life annuity; however, the Beneficiary may elect to receive payment in any of the forms available under Section 5.8, subject to Section 6.3.

         For purposes of this Section 6.1, distribution of a Participant's benefit is considered to begin on the date distribution is required pursuant to
Section 5.5(b), (c) and (d). Distributions prior to that date are disregarded.

         Section 6.2 Designation of Beneficiary. Each Participant or Inactive Participant may name a Beneficiary on a form provided by the Committee and delivered to the Committee. Such designation may include more than one person with one or more secondary or contingent Beneficiaries and shall be subject to change upon written request of such Participant or Inactive Participant in the same manner as the original designation. If a married Participant or Inactive Participant fails to designate a Beneficiary, he will be deemed to have designated his spouse as his Beneficiary. If a single Participant or Inactive Participant fails to name a Beneficiary, payments will be made to his estate. If a Beneficiary is receiving or is entitled to receive payments from the Plan and dies before receiving all of the payments due him, any remaining payments shall be made to the contingent Beneficiary, if any, in a lump sum. If there is no contingent Beneficiary, the remaining payments shall be made to the estate of the Beneficiary. If payment is being made to a contingent Beneficiary who dies, the remaining payments shall be made to the estate of the contingent Beneficiary in a lump sum.

         Notwithstanding the above, a married Participant or Inactive Participant shall be deemed to have designated his spouse as his Beneficiary unless the spouse of such Participant or Inactive Participant consents in writing to another named Beneficiary. The spouse's consent must be witnessed by a Plan representative or a notary public and must acknowledge the effect of another Beneficiary designation. Such consent shall not be required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

         Section 6.3 Payment of Death Benefits. Notwithstanding any provision of the Plan to the contrary, any interest to which a designated Beneficiary is entitled will be paid (1) over a period not exceeding the later of the lifetime or life expectancy of the Beneficiary, provided such payment commences within one year after the Participant's death, or (2) in its entirety within five years after the Participant's death.

         Notwithstanding the above, if the spouse is the designated Beneficiary, the date on which the distributions are required to begin shall not be earlier than the date on which the deceased Participant would have attained age 70 1/2; if the surviving spouse dies before the distributions to such spouse are required to begin, this Section shall apply as if the spouse were the Participant. The spouse may elect to have distributions commence within the 90-day period following the date of the Participant's death.

         If the Participant's designated Beneficiary or spouse, if any, does not survive, or if a single Participant fails to name a Beneficiary, such payments will be made to the Participant's estate within five years after the Participant's death.

         Section 6.4 Qualified Domestic Relations Order. For purposes of this
Article 6, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

         Section 6.5 Special Beneficiary Designation Requirements for Former First Charlotte Prior Plan Participants. Effective on and after December 31, 1994, each Participant or Inactive Participant who was a participant in and had an account under the First Charlotte Prior Plan, the balance of which was transferred to this Plan in a trustee-to-trustee transfer, shall be subject to the special Beneficiary designation requirements of this Section 6.5.

         (a) Election Period. The period during which a married Participant may elect a Beneficiary other than his spouse shall begin on the first day of the Plan Year in which the married Participant attains age 35 and shall end on the day of the Participant's death. In the case of a vested married Inactive Participant, the election period shall not begin later than the date on which he separates from service with respect to benefits accrued prior to such separation. An election made pursuant to this subsection (a) may be changed or revoked anytime prior to the end of the election period.

         (b) Information to be Given Participants. Consistent with regulations prescribed by the Secretary of the Treasury and within the period beginning with the first day of the Plan Year in which a Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which a Participant attains age 35, a written explanation of the preretirement survivor benefit described in this Article shall be mailed or personally delivered it him. Such written explanation shall set forth the general description of the preretirement survivor benefit, as well as the circumstances under which it will be provided unless the Participant shall designate a Beneficiary other than his spouse and the availability of such election. Such statement shall also include a statement of the rights of the Participant's spouse as provided below. It shall further notify the Participant that he may make a written request at any time during the election period specified above, for an additional written statement of the terms and conditions of the preretirement survivor benefit and the financial effect of electing a Beneficiary other than the spouse. In the event a vested Participant separates from service before attaining age 35, the information described in this paragraph shall be given to a vested Participant within the period beginning one year before the date on which he separates from service and ending one year after such date. In the event an Eligible Employee becomes a Participant after attaining age 35, the information described in this paragraph shall be provided within one year of the date he becomes a Participant.

         (c) Spousal Consent. Any election by a Participant or Inactive Participant to name a Beneficiary other than his spouse shall be invalid unless:

                  (1)      (A)      the spouse consents in writing to such
                                    election,

                           (B) such election designates a Beneficiary which may not be changed without the spouse's consent or the spouse expressly permits a designation by the Participant or Inactive Participant without any requirement of further consent of the spouse,

                           (C) the spouse's consent acknowledges the effect of such election, and

                           (D) the spouse's consent is witnessed by a Plan representative or a notary public, or

                  (2) It is established to the satisfaction of a plan representative that the consent of the spouse cannot be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

                  (3) Any consent by a spouse, or the establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.

                                    ARTICLE 7

                                     VESTING

         (a) Each Participant shall have a fully vested interest in his Employee Deferral Account, his Qualified Matching Contribution Account, his Qualified Nonelective Contribution Account, his Employee Voluntary Contribution Account, his Employee Rollover Contribution Account and his PAYSOP Account at all times.

         (b) Service after five consecutive one-year Breaks in Service shall not be used to increase a Participant's vested interest in his Employer Matching Contribution Account, his Employer Stock Ownership Account or his Employer Prior Discretionary Contribution Account as they existed prior to the five consecutive one-year Breaks in Service.

         (c) Each Participant shall be fully vested in his Employer Matching Contribution Account, his Employer Prior Discretionary Contribution Account and his Employer Stock Ownership Account upon the first to occur of the following dates:

                  (1) His Normal Retirement Age (whether or not the Participant actually retires);

                  (2) The date on which he first becomes eligible to elect early retirement (whether or not he actually elects such early retirement);

                  (3) The date on which he first qualifies for Disability retirement;

                  (4)      The date of his death;

                  (5) The date of completion of five or more Years of Service.

         (d) Prior to the dates above, a Participant shall be vested in the applicable percentage of his Employer Matching Contribution Account, Employer Prior Discretionary Contribution Account and Employer Stock Ownership Account as follows:

                  Number of
                  Years of Service                                Percentage

                  Less than 1                                            0%
                                    1                                   20%
                                    2                                   40%
                                    3                                   60%
                                    4                                   80%
                  5 or more                                            100%

         (e) Notwithstanding the above, any Participant who is terminated as a result of a divestiture required as a condition of the merger of The Planters Corporation and Peoples Bancorporation shall be fully vested in all of his accounts as of the date of such termination.

                                    ARTICLE 8

                                  DISTRIBUTIONS

         Section 8.1 Withdrawal of Employee Deferrals. One time per calendar year, after attaining age 59 1/2, upon application to the Committee, a Participant may withdraw all or any portion of his Employee Deferral Account. Actual distribution shall take place as soon as possible following the Adjustment Date next succeeding the withdrawal request.

         Section 8.2 Withdrawal of Employee Contributions. A Participant may withdraw from his Employee Voluntary Contribution Account upon thirty days written notice, the value of that account as of the next succeeding Adjustment Date.

         Section 8.3 Termination of Employment before Retirement. If a Participant terminates employment before he is eligible for a retirement benefit, his vested percentage will be determined pursuant to Article 7. If such Participant's vested interest in his accounts is greater than $3,500, then his vested interest shall be held in the Trust until the earlier of the date the Inactive Participant is eligible for and elects to receive a Disability retirement benefit, elects an early retirement benefit according to Section 5.3 of this Plan or reaches his Normal Retirement Date unless he elects an earlier distribution as provided below. At that time benefits will be paid as provided in Article 5. If such Participant's vested interest in his accounts is less than or equal to $3,500, then his vested interest shall be paid to him as soon as administratively feasible after he terminates employment.

         If a terminated Participant's vested interest is greater than $3,500, he may request a distribution to be paid as soon as administratively feasible after he terminates employment.

         Such account values shall be determined as of the Adjustment Date succeeding receipt of the withdrawal request form.

         Effective for Plan Years beginning on and after January 1, 1991, any portion of a Participant's Employer Matching Contribution Account, Employer Prior Discretionary Contribution Account and Employer Stock Ownership Account which is not vested under Article 7 shall be forfeited upon the first to occur of five consecutive one-year Breaks in Service or, effective on and after October 1, 1994, the end of the quarter after the distribution of the Participant's entire vested interest in all of his accounts. Any Forfeiture shall be used first to restore forfeited account balances in accordance with
Section 8.4, and the balance, if any, shall be allocated among Participants in the same proportion that each of these Participants' Compensation bears to the total Compensation of all of these Participants for such quarter. In the event a Forfeiture occurs in an account containing Employer Stock, such stock shall be forfeited only after other assets. The accounts of Participants which were forfeited at March 31, 1991, under the provisions of this paragraph prior to its amendment, shall be allocated at March 31, 1992 in accordance with Section 9.3.

         Section 8.4 Vesting When a Participant Terminates Employment, Receives a Distribution and is Rehired Prior to Five Consecutive One-Year Breaks in Service. If a terminated Participant receives a distribution, forfeits his nonvested interest and is rehired prior to the date on which the number of his consecutive one-year Breaks in Service equals or exceeds five, he will be given the opportunity to repay all amounts derived from his Employer Stock Ownership Account, Employer Matching Contribution Account and Employer Prior Discretionary Contribution Account distributed to him so that any amount forfeited due to his distribution shall be reinstated to such Accounts. All such repayments must be made before (1) the Participant has five consecutive one-year Breaks in Service commencing after such withdrawal or (2) the fifth anniversary of the date the Participant is rehired, whichever is earlier.

         As of the Adjustment Date following such repayment, the Employer Stock Ownership Account and Employer Matching Contribution Account of the Participant shall be restored to their value as of the date of the distribution.

         Any restoration required will come from the following sources in the order listed: (1) Forfeitures, and (2) Employer contributions. Contributions may be made for such reinstatement even if the Employer has no current or accumulated Net Profits.

         Section 8.5 PAYSOP Account. A Participant shall not be allowed to withdraw any Employer Stock from his PAYSOP Account before the end of the 84th month beginning after the month in which it was allocated to the account; provided, however, that the foregoing restriction shall not apply to a distribution in case of:

         (a) Death, Disability, separation from service, or termination of the Plan;

         (b) A transfer of a Participant to the employment of an acquiring employer in the case of a sale to the acquiring employer of substantially all of the assets used by the Employer in a trade or business conducted by the Employer; or

         (c) A disposition of the Employer's interest in a subsidiary when the Participant continues employment with the subsidiary.

This limitation shall only apply to Employer Stock allocated to a PAYSOP Account on or before December 31, 1988.

         Section 8.6 Deemed Distribution. Any individual whose employment with the Employer or a Related Employer has terminated prior to that individual obtaining any nonforfeitable Accrued Benefit under the Plan shall be treated as having been cashed-out of the Plan on his termination date, and his status as a Participant in the Plan shall cease as of that date, subject to his right to again commence participation, as otherwise provided by the Plan.

         Section 8.7 Hardship Distributions. In case of hardship, any Participant may apply to the Committee for distribution of all or a portion of the value of his Employee Deferral Account as of December 31, 1988, plus any subsequent deferrals, all or a portion of his Employer Matching Contribution Account, his Employee Voluntary Contribution Account, or his Employee Rollover Contribution Account. As used in this Section, a "hardship" will be deemed to exist if the distribution is necessary in light of immediate and heavy financial needs of the Participant and if funds to alleviate such financial needs are not reasonably available from other resources of the Participant.

         Effective January 1, 1992, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

         (a) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), provided that such expenses need not be incurred if a distribution is necessary to obtain medical care.

         (b) Purchase (excluding mortgage payments) or preservation of a principal residence for the Participant.

         (c) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents.

         (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (e) Such other needs as may be allowable under the Code or Treasury Regulations, revenue rulings, notices and other documents of general applicability.

         A distribution deemed to be necessary to satisfy an immediate and heavy financial need of a Participant is not reasonably available from other resources of the Participant if all of the following requirements are satisfied:

         (a) The distribution is not in excess of the immediate and heavy financial need of the Participant, including, effective January 1, 1992, any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from such distribution.

         (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

         (c) The Plan, and all other plans maintained by the Employer, provides that the Participant's elective deferrals and employee contributions will be suspended for at least twelve months after receipt of the hardship distribution.

         (d) The Plan, and all other plans maintained by the Employer, provides that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

         If the Committee, based on the above standards, reasonably determines a hardship exists or is imminent, it may direct the distribution of hardship benefits as of the Adjustment Date coincident with or next succeeding the determination of hardship; provided, that interim payments may be made if necessary as determined and made on a uniform basis. The hardship distribution shall be made in a lump sum payment and shall not cause a suspension of Employer contributions, unless otherwise required as a condition of receiving such distribution.

         The amount of any hardship distribution under this Section 8.7 shall not exceed the lesser of:

         (a) An amount as determined by the Committee to be sufficient to alleviate the hardship, including, effective January 1, 1992, amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from such distribution; or

         (b) The value of the Participant's Employee Deferral Account as of December 31, 1988, plus any Employee deferrals after that date plus the value of his Employer Matching Contribution Account, his Employee Voluntary Contribution Account, and his Employee Rollover Contribution Account.

         The hardship withdrawal first must come from the Participant's Employee Voluntary Contribution Account, then from his Employee Rollover Contribution Account, then from his Employee Deferral Account, then from his Employer Matching Contribution Account. Such withdrawals shall reduce the Participant's investment funds on a pro-rata basis.

         Any Participant who receives a hardship withdrawal under the Plan shall be suspended from making future deferrals to the Plan until the Entry Date next following a lapse of twelve months from the date of the hardship distribution. Such Participant's deferrals for the taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit under Code Section 402(g) for such next taxable year, less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

         The Committee shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances and shall make any rules, regulations, prescribe the use of such forms, and any other powers it deems necessary to properly carry out the provisions and intent of this Section.

                                    ARTICLE 9

                                    ACCOUNTS

         Section 9.1 Committee Responsibility. The Committee shall determine the Participants, Inactive Participants, and Beneficiaries who are entitled to one or more of the allocations hereinafter described, and it shall, as of the Adjustment Date, prepare a statement showing the information necessary to make the proper allocation. This information shall include the full names of all Participants, Inactive Participants, and Beneficiaries, the amount of Employer matching and discretionary contributions, the amount of each Participant's deferral contributions and rollover contributions and the names of the Inactive Participants whose employment has terminated, along with the dollar amount any of these Inactive Participants will forfeit and the date the Forfeiture will be effective.

         The Committee shall maintain for each Participant a separate Employee Deferral Account to record his interest in the Trust Fund which is attributable to his deferrals and a separate Employer Matching Contribution Account to record his interest in the Trust Fund which is attributable to Employer matching contributions and a separate Qualified Nonelective Contribution Account to record his interest in the Trust Fund which is attributable to qualified nonelective contributions and a separate Employer Prior Discretionary Contribution Account to record his interest in the Trust Fund which is attributable to Employer basic and elective contribution accounts under the Peoples Prior Plan and a separate Employee Voluntary Contribution Account to record his interest in the Trust Fund which is attributable to his Employee voluntary contributions under the Peoples Prior Plan and a separate Employee Rollover Contribution Account to record his interest in the Trust Fund which is attributable to Employee rollover contributions and a Qualified Matching Contribution Account to record his interest in the Trust Fund which is attributable to qualified matching contributions and a separate Employer Stock Ownership Account to record his interest in the Trust Fund which is attributable to the balance of his Employer Stock Ownership Account under the Peoples Prior Plan and to Employer contributions applied to the repayment of an Exempt Loan, and a separate PAYSOP Account to record his interest in the Trust Fund which is attributable to the balance of his PAYSOP Account or Employee PAYSOP Account, or both, under the Peoples Prior Plan or the Planters Prior Plan.

         The accounts of each Participant shall be made up of subaccounts reflecting the Participants' investment elections and the method of accounting used under the Plan. Each subaccount shall be adjusted as provided in Section
9.3 of this Plan.

         Section 9.2 Investment Elections. Each Participant shall elect the manner in which his current Participant deferrals and rollovers are to be invested. In addition, each Participant and Beneficiary of a deceased Inactive Participant, may elect the manner in which the existing balances of the Participant's Employee Deferral Account, Employee Rollover Contribution Account, Employer Prior Discretionary Contribution Account, and Employee Voluntary Contribution Account are to be invested. Any election must be made at least 30 days prior to the date it is to be effective. Separate elections are permitted with respect to each Account. Investment elections must be in 25% increments. The Participant, Inactive Participant, or Beneficiary may choose to have his contributions or accounts, as applicable, invested in:

         (a) Equity Fund. The primary investment objective of the Equity Fund is the long-term growth of its assets. Its investments consist of (a) common and preferred stocks and securities convertible into common stock or other similar types of equity securities and/or (b) interests in mutual funds or similar investment companies, cash or cash equivalents.

         (b) Balanced Fund. This fund consists principally of a balanced combination of common/preferred stocks, and high grade corporate and government bonds.

         (c) Capital Preservation Fund. This fund consists principally of interests in one or more short-term investment funds selected by the Committee, such as money market instruments and certificates of deposit.

         (d) Employer Stock Fund. The Employer Stock Fund consists principally of common stock of the Employer purchased from time to time in the open market or authorized but unissued shares or shares held as treasury stock purchased at the Committee's direction for the Employer, at prices not greater than current market prices.

         In the absence of an election, a Participant's accounts subject to the investment election shall be invested in the Capital Preservation Fund.

         Notwithstanding the above, a Participant's election to have his accounts invested in the Employer Stock Fund shall not take effect until such time as the Fund is properly registered with the Securities and Exchange Commission. Amounts designated for that fund shall be invested in a money market account pending registration. Before Employer Stock is purchased with these assets, Employees will be given the opportunity to redirect the investment of these assets.

         Effective for Plan Years beginning on and after January 1, 1993, if there is an outstanding Exempt Loan, all Employer contributions for a Plan Year which are made on behalf of those Plan Participants who are intended to be the beneficiaries of an Exempt Loan shall first be used to pay off the indebtedness incurred in connection with the loan. Employer Matching Contributions will be invested in the Employer Stock Fund.

         Section 9.3  Account Adjustments.

         (a) Each Participant's Employee Deferral Account, Employee Voluntary Contribution Account, Employee Rollover Contribution Account and Employer Prior Discretionary Contribution Account, shall be made up of subaccounts reflecting his investment elections. A special subaccount shall also be established for other accounts, as necessary, to effectuate diversification elections pursuant to Section 17.3. As of each Adjustment Date these accounts, disregarding any funds or contributions invested in the Employer Stock Fund, shall be adjusted in the manner and order stated below:

                  (1) Payments: There shall be subtracted the total amount of any payments made from the accounts since the preceding Adjustment Date to the Participant or for his benefit. Payments shall be subtracted from the subaccount designated by the Participant. If no designation was made, then payments will be subtracted proportionately from all subaccounts.

                  (2) Forfeitures: There shall be subtracted the total amount of any Forfeitures from the Employer Prior Discretionary Contribution Account of each Participant who has forfeited all or a portion of his accounts as provided in Article 7. Forfeitures shall be subtracted proportionately from the subaccounts of the Participant.

                  (3) Employee Deferrals: There shall be added to the Employee Deferral Account and to the appropriate subaccount, as directed by the Participant, 1/2 of any deferrals of Compensation made since the preceding Adjustment Date.

                  (4) Employee Rollovers: There shall be added to the Employee Rollover Contribution Account and to the appropriate subaccount, as directed by the Participant, the entire amount of any rollover contributions made during the first month of the quarter and 1/2 of any rollover contributions made during the second month of the quarter since the preceding Adjustment Date.

                  (5) Net Gain or Loss: Each Fund will be valued on the Adjustment Date at fair market value. Each subaccount invested in that Fund will be increased or decreased to reflect a proportionate share of the net increase or net decrease of the Fund since the preceding Adjustment Date in the same ratio that each subaccount (as adjusted in (1) through (4) above) bears to the total of all subaccounts invested in that Fund as of the preceding Adjustment Date (also adjusted as provided in subparagraphs (1) through (4) above). The findings of the Trustee as to the net increase or net decrease of the value of the funds shall be conclusive.

                  (6) Employee Deferrals: There shall be added to the Employee Deferral Account and to the appropriate subaccount, as directed by the Participant, any remaining deferrals of Compensation made since the preceding Adjustment Date.

                  (7) Employee Rollovers: There shall be added to the Employee Rollover Contribution Account and to the appropriate subaccount, as directed by the Participant, the entire amount of any rollover contributions made during the third month of the quarter and any remaining rollover contributions made during the second month of the quarter since the preceding Adjustment Date.

                  (8) Forfeitures: There shall be added to the Employer Prior Discretionary Contribution Account of each Participant employed on the last day of the quarter or who retired, died, or became disabled during the quarter, a proportionate share of any Forfeitures from the Employer Prior Discretionary Contribution Account determined, pursuant to Article 7, in the same ratio that his Compensation for the quarter bears to the total Compensation of all Participants for the quarter.

                  (9) Transfer of Investment: Any change in the investment direction by the Participant shall be put into effect on each Adjustment Date after all adjustments above have been made. There shall be added or subtracted any amounts from one investment fund to another. The subaccount making up the accounts of the Participant shall reflect such a change.

         (b) As of each Adjustment Date, to the extent not inconsistent with Section 17.3, each Participant's Employer Matching Contribution Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, PAYSOP Account, Employer Stock Ownership Account and the portion of his Employee Deferral Account, Employee Rollover Contribution Account and Employer Prior Discretionary Contribution Account invested in the Employer Stock Fund shall be adjusted by the following credits and debits in the order stated:

                  (1) Withdrawals: Adjust account of Participants who have had a cash withdrawal from the account since the preceding Adjustment Date by the full and/or fractional shares repurchased from the respective Participant's accounts.

                           (i) Credit the sales proceeds of the full and/or fractional shares of the Cash Subaccount. This will be calculated with a market price per share determined as of the current Adjustment Date.

                           (ii) Debit the Cost Subaccount by the original cost of the full and/or fractional shares repurchased from the accounts.

                           (iii) Debit the Number of Shares Subaccount by the number of shares that were repurchased from the accounts.

                  (2) Withdrawal Debit: Debit the beginning balances of the period with any withdrawals. The withdrawals will include appropriate payment data for the Cash, Cost and Number of Shares Subaccounts when distributions have occurred since the last Adjustment Date.

                  (3) Forfeitures: There shall be subtracted the total amount of any Forfeitures from the Employer Matching Contribution Account, the Employer Stock Ownership Account and the Employer Prior Discretionary Contribution Account of each Participant who has forfeited all or a portion of his accounts as provided in Article 7. Forfeitures shall be subtracted proportionately from the subaccount of the Participant.

                  (4) Employee Deferrals: There shall be added to the Employee Deferral Account 1/2 of any deferrals of Compensation made since the preceding Adjustment Date which the Participant has elected to invest in the Employer Stock Fund. Such deferrals shall be credited to his Cash Subaccount.

                  (5) Employer Contributions: There shall be added to the Employer Matching Contribution Account and/or Qualified Nonelective Contribution Account, as appropriate, and credited to the Participant's Cash Subaccount, 1/2 of the appropriate amount of Employer contributions determined pursuant to sections 4.2 and 4.4.

                  (6) Earnings: Credit short term earnings to the Cash Subaccount on the basis of cash beginning balance, as adjusted in (1) through (5) above.

                  (7) Employee Deferrals: There shall be added to the Employee Deferral Account any remaining deferrals of Compensation made since the preceding Adjustment Date which the Participant has elected to invest in the Employer Stock Fund. Such deferrals shall be credited to his Cash Subaccount.

                  (8) Employer Contributions: There shall be added to the Employer Matching Contribution Account and/or Qualified Nonelective Contribution Account, as appropriate, and credited to the Participant's Cash Subaccount, any remaining amount of Employer contributions determined pursuant to Sections 4.2 and 4.4.

                           In the case of a Participant employed on the last day of the Plan Year, there shall be added to the special subaccount established for Employer Stock within the Employer Stock Ownership Account and credited to his Cash Subaccount, a proportionate share of the Employer's contribution pursuant to Section 4.3, used or to be used to repay an Exempt Loan, in the same ratio that the Participant's Compensation bears to the total Compensation of all such Participants entitled to an allocation of the Employer's discretionary contribution on account of the same Exempt Loan.

                           The subaccount of a Participant who retires, dies or becomes disabled during the Plan Year and has made deferrals during such year shall share in the contribution for the Plan Year.

                  (9) Stock Purchase Prior to Dividend Payment Date: Adjust subaccounts with share purchases prior to any dividend payment date occurring since the last Adjustment Date as follows:

                           (i) Debit the Cash Subaccount with the total purchase price of the shares.

                           (ii) Credit the Cost Subaccount with the total purchase price of the shares.

                           (iii) Credit the Number of Shares Subaccount with the number of shares purchased.

                  (10) Dividends: Credit dividend income to the Cash Subaccount on the basis of the Number of Shares Subaccount, as adjusted in (9) above, minus share withdrawals, minus the full and/or fractional shares repurchased by the Trust that occurred since the preceding Adjustment Date.

                  (11) Employer Discretionary Matching Contributions: There shall be added to the Employer Matching Contribution Account, and credited to the Participant's Cash Subaccount, the appropriate amount of Employer discretionary matching contributions determined pursuant to Section 4.2.

                  (12) Stock Purchase After Dividend Payment Date: Adjust subaccount with share purchases after any dividend payment date occurring since the last Adjustment Date as follows:

                           (i) Debit the Cash Subaccount with the total purchase price of the shares.

                           (ii) Credit the Cost Subaccount with the total purchase price of the shares.

                           (iii) Credit the Number of Shares Subaccount with the number of shares purchased.

                  (13) Forfeitures: There shall be added to the Employer Matching Contribution Account, the Employer Stock Ownership Account and the Employer Prior Discretionary Contribution Account of each Participant employed on the last day of the quarter or who retired, died or became disabled during the quarter, a proportionate share of any Forfeitures originating from the sources listed above in this
                           Section 9.3(h)(13) determined, pursuant to Article 7, in the same ratio that his Compensation for the quarter bears to the total Compensation of all Participants for the quarter. Provided, however, in the event of a forfeiture from an Employer Stock Ownership Account, the portion of such forfeiture originating from Employer contributions used to finance an Exempt Loan shall, if such Exempt Loan remains outstanding at the time of such forfeiture, be allocated only among those Participants who are the intended beneficiaries of such Exempt Loan.

                  (14) Transfer of Investment: Any change in the investment direction by the Participant shall be put into effect on each Adjustment Date after all adjustments above have been made. The Participant's Cash Subaccount, Number of Shares Subaccount, and Cost Subaccount shall be adjusted in the appropriate manner.

         For purposes of the above allocation scheme, contributions of Employer Stock will be treated as cash contributions.

         Section 9.4 Limitation on Annual Additions. Notwithstanding the foregoing, annual additions to each Participant's accounts under all defined contribution plans sponsored by the Employer or Related Employer for any Limitation Year shall not exceed the lesser of $30,000 or twenty-five percent (25%) of the Participant's Compensation (excluding deferrals) for such Limitation Year.

         Compensation, for purposes of this Section 9.4 and Section 9.5, shall mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

         (a) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

         Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year.

         Annual additions shall mean the aggregate of Employer contributions, Employee deferrals, Forfeitures, and the Participant's voluntary contributions allocated to each Participant's accounts during the Limitation Year in question. Annual additions shall also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(l) of the Code, which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code
Section 419A(d)(3), under a welfare benefit fund, as defined in section 419(e), maintained by the Employer.

         If, due to the allocation of Forfeitures, a reasonable error in estimating compensation or a reasonable error in determining the amount of deferrals that could be made for a Participant, the annual additions made to this Plan on behalf of any Participant exceed the maximum, the Employer shall treat the excess amount of such annual additions as follows:

         (a) So much of the Participant's deferrals (and earnings thereon) which cause the Participant's accounts to exceed the maximum limit on annual additions shall be returned to the Participant. Unmatched deferrals shall be returned prior to matched deferrals. These amounts shall be disregarded for purposes of Code Section 402(g), as well as for testing purposes with respect to the Actual Deferral Percentage and Actual Contribution Percentage tests of Article 4.

         (b) Any Employer matching contributions (and earnings thereon) that are attributable to any deferrals returned under (a) above, shall be forfeited and used to reduce subsequent Employer matching contributions.

         (c) If after the application of (a) and (b) above, an excess amount still exists, the excess amount in the Participant's Employer Stock Ownership Account shall be allocated and reallocated to those other Plan Participants who are intended to be the beneficiaries of an Exempt Loan, the repayment of which has generated the excess amount.

         (d) Any remaining excess amount, including any excess amount that cannot be completely reallocated in accordance with (c) above without exceeding the limitations imposed by this Section, shall be allocated and reallocated to all other Plan Participants. Any excess amount that cannot be reallocated in accordance with the preceding sentence without exceeding the limitations imposed by this Section will be held unallocated in a suspense account and shall be allocated and reallocated in the next Limitation Year and succeeding Limitation Years (as necessary) to all Plan Participants before any Employer contributions may be made to the Plan for that Limitation Year.

         (e) Notwithstanding any other provision contained in this Plan, the Employer shall not contribute any amount that would cause an allocation to a suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of the contribution were an Adjustment Date.

         The $30,000 maximum annual addition shall be adjusted to reflect any cost of living increases pursuant to Section 415(d) of the Code and Regulations thereunder.

         A Participant may not choose to defer an amount that would cause the annual additions to this Plan alone to exceed the maximum allowed.

         Contributions do not fail to be annual additions merely because they are excess deferrals, Excess Contributions, or Excess Aggregate Contributions, or merely because such excess deferrals or contributions are corrected through distribution or recharacterization.

         Notwithstanding the above, Employer contributions used to repay an Exempt Loan, as described in Section 12.8, are treated as annual additions rather than Employer Stock released and allocated to a Participant's Employer Matching Contribution Account or Employer Stock Ownership Account with respect to such repayment. However, if not more than one-third of the Employer contributions applied to pay principal and/or interest on an Exempt Loan are allocated to Highly Compensated Employees, then Employer contributions used to pay interest on an Exempt Loan and any Employer Stock acquired with an Exempt Loan which is allocated as a Forfeiture will not be treated as an annual addition for purposes of this Section.

         The provisions of this Section shall be effective with respect to Limitation Years beginning on or after January 1, 1987.

         Section 9.5 Limitation on Benefits and Contributions.

         (a) Effective for Plan Years beginning on or after January 1, 1993, if an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans ever maintained by the Employer or Related Employer (whether or not terminated), the sum of the defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 for any Limitation Year. If the sum of the defined benefit plan fraction and the defined contribution fraction shall exceed 1.0 in any Limitation Year for any Participant in the Plan, the Employer shall adjust the numerator of the defined benefit plan fraction so that the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not be in excess of 1.0 in any year for such Participant in accordance with the provisions set forth in the defined benefit plan.

         (b) For the purpose of this Section, the term "defined benefit plan fraction" for any year shall mean a fraction, the numerator of which is the projected annual benefit payable to a Participant as of the close of the then current year under all plans maintained by this Employer or Related Employer and the denominator of which is the lesser of:

                  (1) The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

                  (2) The product of 1.4 multiplied by the applicable amount to be taken into account according to the percentage of compensation limit as defined for this purpose under Code Section 415.

         (c) The term "defined contribution plan fraction" for any year shall mean a fraction the numerator of which is the aggregate amount of annual additions, as defined in Section 9.4, made to a Participant's accounts under all plans maintained by this Employer or Related Employer as of the close of the then current year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer or Related Employer.

                  (1) The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code Section 415, or

                  (2) The product of 1.4 multiplied by the applicable amount to be taken into account according to the percentage of compensation limit as defined for this purpose under Code Section 415.

                  For purposes of this Section 9.5, amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 4150), which is part of a defined benefit plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in
                  Section 10.3, under a welfare benefit fund, as defined in Code
                  Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

The annual additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Voluntary contributions as annual additions.

                                   ARTICLE 10

                           TOP-HEAVY PLAN PROVISIONS

         Section 10.1 Determination Date. If, as of the Determination Date, the Plan is a Top-Heavy Plan, as defined in Section 10.2, the provisions of this
Article 10 shall apply.

         The Determination Date for the first Plan Year shall be the last day of such Plan Year. For all subsequent Plan Years the Determination Date shall be the last day of the preceding Plan Year.

         The Determination Date with respect to any Plan Year shall be the last day of the preceding Plan Year.

         Section 10.2               Top-Heavy Plan.

         (a) The Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either

                  (1) the aggregate of all account balances of Key Employees under the Plan exceeds 60% of the sum of all accounts of all Employees under the Plan excluding former Key Employees, or

                  (2)      the Plan is part of a Top-Heavy Group, as defined in
                           Section 10.5.

                  Notwithstanding anything in this subsection (a), if this Plan is part of an aggregation group, as defined in Section 10.5, that is found not to be Top-Heavy, then this Plan shall not be a Top-Heavy Plan.

         (b) When determining whether the Top-Heavy rules apply for any Plan Year:

                  (1) Rollover contributions initiated by an Employee and accepted by this Plan after December 31, 1983, will not be recognized with respect to this Plan if the rollover contribution came from a plan not maintained by an Employer or Related Employer.

                  (2) Any account balances for an Employee who is not currently a Key Employee, but at one time was a Key Employee, shall not be recognized for the Plan Year ending on the Determination Date, and

                  (3) The account balances for an Employee shall include aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on the Determination Date, except for the distributions made to former Key Employees excluded above, and distributions rolled over to a plan maintained by the Employer or Related Employer.

                  (4) Effective for Plan Years beginning after December 31, 1984, if an individual has not performed any service for the Employer at any time during the five-year period ending on the Determination Date, any accrued benefit or account balance for such individual shall not be taken into account.

         Section 10.3 Key Employee shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is:

         (a) an officer of the Employer having an annual Compensation greater than 50% of the defined benefit dollar limitation under Section 415(b)(1)(A) of the Code (as it may be increased by the Secretary of the Treasury for any applicable cost of living increases); however, the maximum number of officers considered Key Employees may not exceed (i) three if there are less than 30 Employees, (ii) ten percent of all Employees if there are between 30 and 500 Employees, or (iii) 50 if there are more than 500 Employees. Officers shall include only those administrative executives who regularly and continuously serve as such. Title alone shall not be determinative of officer status;

         (b) one of the ten Employees earning an annual Compensation of a least the maximum defined contribution annual additions dollar limit under Code Section 415 and owning (or considered as owning within the meaning of Code Section 318) more than both 1/2 percent interest and the largest interests in the Employer;

         (c) a five-percent owner of the Employer, meaning any person who owns (or is considered as owning within the meaning of Section
                  318) more than five percent of the outstanding stock of the Employer; or

         (d) a one-percent owner of the Employer having an annual Compensation from the Employer of more than $150,000, meaning any person who owns (or is considered as owning within the meaning of Section 318) more than one percent of the outstanding stock of the Employer.

         For purposes of this Section 10.3, Employee shall mean any Employee of the Employer or any employee of a Related Employer if the Plan is part of a Top-Heavy Group with the plan of a Related Employer. Key Employee shall include any beneficiary of a Key Employee, and former Key Employee shall include any beneficiary of a former Key Employee.

         For purposes of subsections (b), (c), and (d) above, constructive ownership rules of Code Section 318 shall be applied by substituting "five percent" for "50 percent" in Code Section 318(a)(2).

         For purposes of determining one percent and five percent ownership, the aggregation rules of Code Section 414(b), (c), and (m) shall not apply.

         Notwithstanding anything above, the criteria used in the determination of Key Employees shall be consistent with Code Section 416, which is incorporated herein by reference.

         Section 10.4 Non-Key Employee shall mean any Employee who is not a Key Employee.

         Section 10.5 Top-Heavy Group.

         (a) Top-Heavy Group shall mean an aggregation group where the sum, as of the Determination Date, of:

                  (1) the present value of the cumulative accrued benefits for Key Employees under any defined benefit plan included in the group and

                  (2) the sum of the account balances of Key Employees under any defined contribution plan included in the group exceeds 60% of the same amount determined for all Employees, excluding former Key Employees, under all plans included in the group. If the Determination Date for each plan in the aggregation group is not the same, then the top-heavy status of the group will be determined by adding the results for each separate plan that fall within the same calendar year. All plans maintained by the Employer (including plans that have terminated) during the 5-year period ending on a Determination Date must be considered in determining the Top-Heavy Group as of that Determination Date.

         (b)      The aggregation group must include:

                  (1) any plan of the Employer or Related Employer in which a Key Employee is a participant, and

                  (2) any plan of the Employer or Related Employer on which a plan covering a Key Employee depends for qualification under the requirements of Code Section 401(a)(4) or 410.

                  (3) The aggregation group may also include, at the election of the Employer, any plan of the Employer or Related Employer not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code Sections 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan shall be considered Top-Heavy. If the aggregation group is found to be Top-Heavy, then all plans in the group, except the plan which was not required to be included, would be considered Top-Heavy Plans.

         Section 10.6 Minimum Contributions and Benefits for Top-Heavy Plans. If the Plan is or becomes a Top-Heavy Plan, then, notwithstanding the provisions of Articles 4 and 9 and except as provided in the next paragraph of this Section 10.6, the minimum Employer contribution for each Plan Year during which the Plan is a Top-Heavy Plan to each Participant employed on the last day of the Plan Year who is a Non-Key Employee shall be three percent (3%) of such Non-Key Employee's Compensation. The minimum Employer contribution shall be provided to each of these Participants regardless of the number of Hours of Service during the Plan Year.

         This minimum Employer contribution shall not exceed the percentage of contribution made, or required to be made, for such Plan Year on behalf of the Key Employee for whom such percentage is the highest. Such highest percentage shall be determined for each Key Employee by dividing the Employer contribution for such Key Employee by his Compensation (not to exceed $200,000).

         For the purposes of this Section, Forfeitures shall be counted as Employer contributions. Amounts contributed as a result of a salary reduction agreement shall also be counted as Employer contributions when determining contributions made on behalf of Key Employees.

         Notwithstanding the above, if an Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer and there is evidence that the retirement benefits of these Employees were the subject of good faith bargaining between such Employees and the Employer, then the provisions of this Article 10 shall not apply to that Employee.

         Section 10.7 Top-Heavy Average Compensation. Top-Heavy Average Compensation shall mean the average compensation paid during the consecutive Top-Heavy Years of Service, not to exceed five years, which produce the highest average compensation. For purposes of this Article, Compensation shall mean compensation as defined in Code Section 415(e)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

         Section 10.8 Top-Heavy Years of Service. Top-Heavy Years of Service shall mean Years of Service excluding Plan Years in which the Plan was not a Top-Heavy Plan and further excluding Years of Service completed in a Plan Year beginning before January 1, 1984.

         Section 10.9 Top-Heavy Group Minimum-Contribution. In the case of a Top-Heavy Group consisting of both defined benefit and defined contribution plans, the required minimum Employer contribution for each Top-Heavy Plan Year shall be satisfied by the minimum benefit under the defined benefit plan of the Employer.

         The required minimum accrued benefit or Employer contribution for each Top-Heavy Year of Service for Employees who do not participate in this Plan but who participate in another Plan of the Top-Heavy Group shall be satisfied by providing the minimum accrued benefit or contribution under that plan.

         Section 10.10 Adjustments in Section 415 Limits for Top-Heavy Plans. If this Plan is Top-Heavy Plan or if the Plan and one or more other plans maintained by the Employer or Related Employer in the aggregate are or become a Top-Heavy Group, then the defined benefit plan fraction, as defined in Section 9.5(b) shall be applied by substituting 1.0 for 1.25 and the defined contribution plan fraction, as defined in Section 9.5(c), shall be applied by substituting 1.0 for 1.25.

         The above paragraph shall not apply if (a) and (b) below are met:

         (a) In the case of a Top-Heavy Group consisting of both defined contribution and defined benefit plans, a minimum benefit shall be provided in the defined benefit plan for each Non-Key Employee who participates in a defined benefit plan equal to the lesser of three percent (3%) of Top-Heavy Average Compensation, as defined in Section 10.7, per Top-Heavy Year of Service after January 1, 1984, or thirty percent (30%) of Top-Heavy Average Compensation, as defined in Section 10.7. Notwithstanding, a minimum contribution of 4% of Top-Heavy Average Compensation shall be provided for each Non-Key Employee covered only by a defined contribution plan in the Top-Heavy Group.

         (b) The present value of the cumulative accrued benefits (accounts) of all Key Employees under this Plan and any other Plan in an aggregation group, as determined under Section 10.5(b), does not exceed ninety percent (90%) of the present value of the cumulative accrued benefits (accounts) of all Employees in this Plan or in the aggregation group.

                                   ARTICLE 11

                           ADMINISTRATION BY COMMITTEE

         Section 11.1 Committee. The Compensation Committee shall consist of not less than three individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Trustee or the Board. The Committee shall constitute a named fiduciary under the Plan.

         Section 11.2 Committee Officers and Subcommittees. The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be, but need not be, a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members, or any agent, to execute or deliver any instruments or to make any payment in behalf of the Committee.

         Section 11.3 Committee Meetings. The Committee shall hold such meetings upon such notice at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee in office at the time or if all such members are present at the meeting.

         Section 11.4 Committee Action. A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

         Section 11.5 Committee Records. The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Fund.

         Section 11.6 Committee Rules. Subject to the limitations of the Plan and of the Act, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

         Section 11.7 Conflict of Interest. No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).


         Section 11.8 Committee Authority. Subject to the claims procedure set forth in Article 15, the Committee shall have the duty and authority to interpret and construe the provisions of the Plan and to decide any dispute which may arise regarding the rights of Participants thereunder, and shall have full discretionary authority in such matters, and its determinations shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

         Section 11.9 Advisors. The Committee may engage an attorney, accountant or any other technical advisor to perform such other duties as shall be required in connection with the operation of the Plan, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan.

         Section 11.10 Compensation. No fee or compensation shall be paid to any member of the Committee for his services as such.

         Section 11.11 Expenses. The Committee shall be entitled to reimbursement out of the Trust Fund for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

                                   ARTICLE 12

             ALLOCATION OF RESPONSIBILITIES AMONG NAMED FIDUCIARIES,
            MANAGEMENT OF FUNDS AND AMENDMENT OR TERMINATION OF PLAN

         Section 12.1 Allocation of Responsibilities. The responsibilities allocated to the named fiduciaries are as follows:

         (a)      Board:

                  (1)      to amend the Plan,

                  (2)      to appoint and remove members of the Committee,

                  (3)      to appoint and remove Trustees under the Plan,

                  (4) to determine the amount to be contributed to the Plan by the Employer, and

                  (5)      to terminate the Plan.

         (b)      Committee:

                  (1) to interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in
                           Article 15 relating to the claims procedure,

                  (2) to administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another named fiduciary or other person or persons as provided in the Plan,

                  (3)      to account for the accounts of Participants,

                  (4) to direct the Trustees in the distribution of Trust assets,

                  (5) to file such reports as may be required to the United States Department of Labor, the Internal Revenue Service and any other government agencies for which reports may be required to be submitted from time to time,

                  (6) to comply with requirements of law for disclosure of Plan provisions and other information relating to the Plan, to Participants and other interested parties,

                  (7)      to administer the claims procedure, as provided in
                           Article 15, and

                  (8) to direct the Trustee to withhold from distributions made pursuant to this Plan those amounts required by law, and further to direct the Trustee to make any reports to Participants and to any other as may be required by the Internal Revenue Code or other controlling law, rules or regulations.

         (c)      Trustee:

                  (1)      to invest and reinvest Trust assets,

                  (2) to make distributions to Plan Participants as directed by the Committee,

                  (3) to render annual accountings to the Employer as provided in the Trust Agreement, and

                  (4) otherwise to hold, administer and control the assets of the Trust as provided in the Plan and Trust Agreement.

         Section 12.2 Liability for Actions. Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciary, and a named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

         Section 12.3 Discharge of Duties. All assets of the Plan shall be held in a Trust forming part of the Plan which shall be administered as a Fund to provide for the payment of benefits as provided in the Plan to the Participants, or their successors in interest, out of the income and principal of the Trust. All fiduciaries (as defined in the Act) with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest and (a) for the exclusive purposes of providing benefits to Participants and their successors in interest and of defraying reasonable expenses of administering the Plan, including the Trust which is a part of the Plan, (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (c) in accordance with the Plan and Trust Agreement, except to the extent such documents may be inconsistent with the Act. The assets of the Plan shall never inure to the benefit of the Employer, provided that Forfeitures can be used to reduce Employer contributions.

         Section 12.4 Trust Agreement. The Employer and the Trustee shall enter into an appropriate Trust Agreement, which shall be a part of the Plan, for the administration of the Trust under the Plan. Such Agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the Trust, and such other provisions as shall be agreed upon and set forth therein which are not inconsistent with the provisions of this Plan, its nature and purposes, and of the Act. Said Trust Agreement shall provide that the Board may remove the Trustee at any time upon reasonable notice, that the Trustee may resign at any time upon reasonable notice, and that upon such removal or resignation of any Trustee, the Board shall designate a successor Trustee.

         Section 12.5 Committee Instructions. All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing and signed by the Secretary of the Committee or by any one member of the Committee authorized by the majority to sign.

         Section 12.6 Amendment and Termination. The Employer hereby reserves the right, by action of the Board, in amend or terminate the Plan and Trust or Trust Agreement at any time, provided that no such amendment or termination shall have the effect of diverting the Trust Funds to purposes other than for the exclusive benefit of the Participants.

         Section 12.7 Fiduciary Discretion. In discharging the duties assigned to it under the Plan, the Trustee, the Committee, and any other fiduciary shall have the discretion to interpret the Plan; to adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. Such discretionary authority shall be absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to all similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan shall not be construed as limiting any power or authority of the fiduciary to discharge its duties.

         Section 12.8               Exempt Loans.

         (a) The Trustee shall have the authority to enter into loans or subject the Trust to debt provided that any such loan or debt which would otherwise constitute a prohibited transaction shall meet all requirements necessary to constitute an "Exempt Loan" (hereafter "Exempt Loan") within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of those Plan Participants and Beneficiaries who are intended to be the beneficiaries of such Exempt Loan. Such loans may be obtained solely for the benefit of Participants belonging to a specific employee group, as shall be determined by the Committee, in its discretion, or for the benefit of all Plan Participants. The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Stock, repay the Exempt Loan, or repay any prior Exempt Loan. Any such Exempt Loan shall provide for no more than a reasonable rate of interest, as determined under Treasury Regulation 54.4975-7(b)(7), and must be without recourse against the Plan. The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral for an Exempt Loan are shares of Employer Stock acquired with the proceeds of the Exempt Loan and shares of Employer Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Exempt Loan. Such Employer Stock so pledged shall be placed in a suspense account. No person entitled to payment under an Exempt Loan shall have recourse against Trust assets other than such collateral, contributions that are available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. All Employer contributions with respect to Plan Participants who are intended beneficiaries of an Exempt Loan paid during the Plan Year in which such Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), all Employer contributions with respect to such Participants paid thereafter until the Exempt Loan has been repaid in full, and all earnings from investment of such contributions shall be available to meet obligations under the Exempt Loan, unless otherwise provided by the Employer at the time any such contribution is made. For each Plan Year during the duration of the Exempt Loan, the number of shares of Employer Stock released from such pledge must equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. In the event such interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Employer Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

         (b) Payments of principal and interest on any such Exempt Loan during a Plan Year shall be made by the Trustee (as directed by the Committee) only from (1) Employer contributions to the Trust made to meet the Plan's obligation under an Exempt Loan and from any earnings attributable to Employer Stock held as collateral for an Exempt Loan (both received during or prior to the Plan Year), less such payment in prior years; (2) the proceeds of a subsequent Loan made to repay a prior Exempt Loan; and (3) the proceeds of the sale of any Employer Stock held as collateral for an Exempt Loan. Such contributions and earnings must be accounted for separately by the Plan until the Exempt Loan is repaid.

         (c) Employer Stock released by reason of the payment of principal or interest on an Exempt Loan shall immediately upon payment be credited pro rata to the Participants' accounts. However, effective for Plan Years beginning on and after January 1, 1991, Employer Stock released by reason of the payment of principal or interest on an Exempt Loan shall immediately upon payment be credited pro rata to the accounts of those Participants who are intended to be the beneficiaries of such Exempt Loan.

         (d) The Employer shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Exempt Loans as they are due; provided, however, that no such contribution shall exceed the limitations in Section 9.4. In the event that such contributions by reason of the limitations in Section 9.4 are insufficient to enable the Trust to pay principal and interest on such Exempt Loan as it is due, then upon the Trustee's request the Employer shall:

                  (1) Make an Exempt Loan to the Trust, as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments. Such new Exempt Loan shall also meet all requirements of an "exempt loan" within the meaning of Treasury Regulation (Section 54.4975(b)(1)(iii). Employer Stock released from the pledge of the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan. Such Employer Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the Plan; or

                  (2) Purchase any Employer Stock pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of Section 408(e) of ERISA; or

                  (3)      Any combination of the foregoing.

                  However, the Employer shall not, pursuant to the provisions of this subsection, do, fail to do, or cause to be done any act or thing which would result in a disqualification of the Plan as a leveraged employee stock ownership plan under the Code.

         (e) Except as provided in Article 17, notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, no share of Employer Stock acquired with the proceeds of an Exempt Loan obtained by the Trust to purchase Employer Stock may be subject to a put, call, or other option, or buy-sell or similar arrangement while such shares are held by and when distributed from the Plan.

         (f) Dividends on Employer Stock held in the suspense account and any earnings on such dividends shall be used to repay the Exempt Loan used to purchase such Employer Stock until the Exempt Loan is paid in full.

                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.1 Alienation of Benefits. No amount payable or held in the accounts of any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except in the case of a qualified domestic relations order as described in Code Section 414(p) and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; except in the case of a qualified domestic relations order as described in Code Section 414(p) nor shall any amount be payable to any assignee, receiver, or trustee in bankruptcy or be liable for such person's debts, contracts, liabilities, engagements, or torts or be subject to any legal process to levy upon or attach, except in the case of a qualified domestic relations order as described in Code Section 414(p).

         Section 13.2 Payment in Event of Incapacity. If any person entitled to any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

         Section 13.3 Rights of Parties. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

         Section 13.4 Communication to Employees. The Committee shall communicate the terms of the Plan to the Employees as required by law.

         Section 13.5 Resumption of Employment. For the purpose of the Plan, if active service is not resumed upon expiration of a Leave of Absence, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer. If such Employee suffers Disability or dies during an authorized Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Disability or death occurred while in the active service of the Employer.

                                   ARTICLE 14

         TERMINATION OF PLAN AND TRUST, MERGER OR CONSOLIDATION OF PLAN

         Section 14.1 Termination of Plan and Trust. In the event there is a termination, partial termination, or complete discontinuance of contributions to this Plan, all affected Participant's accounts shall be fully vested and thereafter not subject to forfeiture. The assets shall remain in trust and shall be paid to the Participants, Inactive Participants, Beneficiaries or other successors in interest upon the earliest event providing for distribution in this Plan. Distributions shall be made in the manner allowed in this Plan for that particular event.

         Section 14.2 Merger or Consolidation. In the event of any merger or consolidation of the Plan with any other Plan or a transfer of assets or liabilities of the Plan to any other Plan, the amount which each Participant in the Plan would receive if the Plan were terminated immediately after the merger, consolidation, or transfer shall be equal to or greater than the amount he would have been entitled to receive immediately preceding the merger, consolidation, or transfer if the Plan had then terminated. The extent to which vesting in such cases is accelerated shall be determined in accordance with the terms of the merger or consolidation agreement, as appropriate.

                                   ARTICLE 15

                                CLAIMS PROCEDURE

         Section 15.1 Filing of a Claim for Benefits. A Participant or Beneficiary (the "claimant") shall make a claim for the benefits provided under the Plan by filing a written claim with the Committee upon a form approved by the Committee. In the event a member of the Committee shall be the claimant, all actions which are required to be taken by the Committee pursuant to this Article shall be taken instead by another member of the Committee as designated by the Employer.

         Section 15.2 Notification to Claimant of Decision. Notice of a decision by the Committee with respect to a claim shall be furnished to the claimant within ninety days following the receipt of the claim by the Committee (or within ninety days following the expiration of the initial ninety-day period in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the claimant prior to the expiration of the initial ninety-day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant and shall set forth: (a) the specific reason or reasons for the denial,
(b) specific reference to pertinent provisions of the Plan on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claims review procedure. If the Committee fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied, and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 15.3.

         Section 15.3 Claims Review Procedure. Within sixty days following receipt by the claimant of notice of the claim denial, or within sixty days following the close of the ninety-day period referred to in Section 15.2, if the Committee fails to notify the claimant of the decision within such ninety-day period, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall frilly and fairly review the decision denying the claim. Prior to the decision of the Committee pursuant to Section 15.4, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

         Section 15.4 Decision on Review. The decision on review of a denied claim shall be made in the following manner.

         (a) The Committee shall make its decision regarding the merits of the denied claim promptly and within sixty days following receipt by the Committee of the request for review (or within 120 days after such receipt in a case where there are special circumstances requiring extension of time for reviewing the appealed claim) shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

         (b) The decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall cite specific references to the pertinent Plan provisions on which the decision is based.

         (c)      The decision of the Committee shall be final and conclusive.


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




         Section 15.5 Action by Authorized Representative of Claimant. All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.



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



                                   ARTICLE 16

                                 GOVERNING LAWS

         Section 16.1 Applicable Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, unless preempted by federal law.

         Section 16.2 Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.

         Section 16.3. Limitations of the Securities Exchange Act of 1934. Effective for Plan Years beginning on and after January 1, 1992, and notwithstanding any contrary provision herein, the Plan shall be interpreted consistently with the limitations imposed on insiders by the Securities Exchange Act of 1934, as amended, and the Committee is authorized to establish such rules and procedures, including imposing limitations on insiders, as it determines are necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended.



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



                                   ARTICLE 17

                               SPECIAL PROVISIONS

         Section 17.1 General. Except as otherwise provided in Sections 17.2, 17.5, 17.6 and 17.7, and effective for Plan Years beginning on and after January 1, 1991, this Article shall only apply to Employer Stock which is allocated to a Participant's or Inactive Participant's PAYSOP Account, Employer Stock Ownership Account or Employer Matching Contribution Account.

         Section 17.2  Options on Distributed Shares of Employer Stock.

         (a) If any shares of Employer Stock distributed to a Participant become subject at any time to restrictions or limitations upon disposition or transfer or if the shares are not readily tradeable on an established securities market, the distributes may be granted at the time the shares of Employer Stock are distributed to the Participant an option to "put" the shares, or a part of them, to the Trust and/or the Employer. The put option shall provide that for a period of fifteen (15) months after such shares are distributed, the distributes shall have the right to have the Trust and/or the Employer purchase such shares at their fair market value. Such put option shall be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributes) to whom the security passes by reason of a Participant's death.

         (b) Such put option shall be exercisable for a period of at least fifteen (15) months beginning on the date the Employer Stock subject to the put option is distributed by the Trust. The period of time during which a put option is exercisable does not include any time when a Participant or other distributes is unable to exercise it because the Trust and/or the Employer is prohibited from honoring it by applicable Federal or State law.

         (c) The Participant or other distributes shall notify the Employer in writing that the put option is being exercised.

         (d) Shares subject to a put option shall be purchased at their fair market value. In the absence of a representative public market for shares of Employer Stock, fair market shall be determined by the Committee as of the Adjustment Date coinciding with or immediately preceding date of distribution of the shares plus a reasonable rate of interest from such Adjustment Date to the date that the shares are distributed. However, in the event that the fair market value of Employer Stock is determined after such Adjustment Date but prior to the date that the shares are distributed, the fair market value shall be the more recent valuation plus a reasonable rate of interest from the date of such valuation to the date that the shares are distributed.

         (e) The payment for the purchase of such shares of stock shall be set forth in the "put" option and may be either in a lump-sum or in substantially equal annual, quarterly or monthly payments over a period not to exceed five (5) years from the date that the option is exercised with a reasonable rate of interest on the unpaid principal balance.

         (f) All other terms of the put option shall be determined by the Committee. The terms of the put option and of the administration of the Employer Stock repurchase provisions of the Plan shall be according to a uniform, non-discriminatory policy established by the Committee.

         Section 17.3 Diversification of Investments.

         (a) For purposes of this Section, "Qualified Participant" shall mean a Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation. "Qualified Election


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



                  Period" shall mean the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a Qualified Participant, or (ii) the first Plan Year beginning after December 31, 1986.

         (b) With respect to Employer Stock allocated to a Participant's account balance, notwithstanding any contrary provision herein, each Qualified Participant shall be permitted to direct the Plan as to the investment of up to twenty-five percent (25%) of the value of such Employer Stock. The investment direction, which shall be in the form and manner provided by the Committee, shall be made within ninety (90) days after the last day of each Plan Year during the Participant's Qualified Election Period. Within ninety (90) days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of up to fifty percent (50%) of the value of such Employer Stock. The statutory diversification election provided for herein, shall apply only if the fair market value of shares of Employer Stock allocated to a Participant's accounts is at least five hundred dollars ($500) as of the Adjustment Date immediately preceding the date such Qualified Participant is eligible to make the diversification election.

         (c) The Qualified Participant's directions shall be provided to the Committee in writing, in a form subject to approval by the Committee, and shall be effectuated no later than one hundred and eighty (180) days after the close of the Plan Year to which the direction applies. In the alterative to offering a diversification election as provided above, the Committee may adopt uniform and nondiscriminatory procedures such that a Qualified Participant may elect for the Plan to distribute (notwithstanding Section 409(d) of the Code) the portion of the Qualified Participant's Account that is subject to the diversification election within ninety (90) days after the last day of the Qualified Election Period. Such distribution shall be subject to any requirements of the Plan concerning put options as would otherwise apply to a distribution of Employer Stock from the Plan. Pursuant to such a distribution, the Qualified Participant may direct the Plan to transfer the portion of be Qualified Participant's account balance that is subject to the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investment and does not invest in Employer Stock to a substantial degree. Such transfer shall be made no later than ninety (90) days after the last day of the Qualified Election Period.

         Section 17.4 Independent Appraisals. All valuations of Employer Stock which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Code Section 170(a)(1).

         Section 17.5               Voting of Shares.

         (a) Voting by Trustee. All unallocated Employer Stock held by the Trustee, including Employer Stock held in a Suspense Account, shall be voted by the Trustee with respect to all corporate matters in its discretion in accordance with Section 409(e) of the Code. Any shares of Employer Stock to which pass-through voting rights apply and as to which the Trustee receives no voting instructions shall not be voted.

         (b) Pass-Through Voting. In accordance with Section 409(e)(2) of the Code, so long as the Employer Stock constitutes a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, without regard to the exemption contained in subsection (g)(2)(H) of Section 12, each Participant or Beneficiary shall have the right to vote all such Employer Stock allocated to his or her Employer Stock Account on all matters which require a vote.



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



         (c) Communication of Voting Rights. The Trustee and Committee shall use their best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan relating to the right to direct the Trustee with respect to the voting of Employer Stock allocated to the account balance of Participants or Beneficiaries under the Plan. The Trustee and Committee shall use their best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Employer Stock entitled to vote. The Trustee and Committee shall use their best efforts to distribute or cause to be distributed to Participants or Beneficiaries all communications the Trustee may receive, if any, for any persons soliciting proxies for any other interested party (including the Employer) relating to matters being presented for vote as to which pass-through voting rights apply. It is intended that before each annual or special meeting of the stockholders of the Employer, the Employer will furnish each Participant or Beneficiary with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the confidential instructions on how the shares of Employer Stock credited to the Participant's accounts maintained on behalf of such Participant or Beneficiary in the Employer Stock Account as of the Adjustment Date preceding the record date should be voted. Upon receipt of such instructions, the Trustee shall vote such Employer Stock as instructed.

         (d) Effect of Court Order. If a court of competent jurisdiction shall issue an opinion or order to the Plan, the Employer or the Trustee which, in the opinion of the Employer's counsel or Trustee, shall invalidate under ERISA any provisions of this Article regarding the manner in which Employer Stock held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA, then upon notice thereof to the Employer or Trustee, as the case may be, such invalid or conflicting provisions of this Article shall be given no further force and effect. In such circumstances, the Trustee shall nevertheless have no discretion to vote Employer Stock held in the Trust unless required by such order or opinion but shall follow instructions received by Participants or Beneficiaries to the extent such instructions have not been invalidated.

         (e) Exercise of Residual Fiduciary Responsibility by Trustee. To the extent required to exercise any residual fiduciary responsibility with respect to voting, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants or Beneficiaries, as such directions are most indicative of what is in the best interest of Participants and Beneficiaries. Further, the Trustee, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall consider any relevant nonfinancial factors, including, but not limited to, continuing job security of Participants as Employees of the Employer, conditions of employment, employment opportunities and other similar means, and the prospect of the Participants and prospective Participants for future benefits under the Plan (including any subsequent release and allocations of Employer Stock held in a suspense account).

         Section 17.6 Distributions. Notwithstanding any other provision of the plan, if it would require an earlier payment, a Participant may elect to have his account balance distributed as follows:

         (a) If the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, death, or disability, the distribution of such portion of the Participant's account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the plan other than this Section.

         (b) If the Participant separates from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's account balance will begin not later than one year after the close of the fifth Plan Year following the Plan

                  Year in which the Participant separated from service unless the Participant otherwise elects under the provisions of this plan other than this Section.

         (c) If the Participant separates from service for a reason other than those described in paragraph (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the plan other this Section.

         In any event, a Participant shall have the right to have his account balance distributed in Employer Stock rather than cash.

         Section 17.7               Tender Offers.

         (a) Appointment of Independent Recordkeeper. The provisions of this Section 17.7 shall apply in the event of a tender exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended (hereinafter a "Tender Offer"), for Employer Stock by a person or persons. Upon such a Tender Offer for Employer Stock, the Committee, promptly after receiving notice of commencement of any such Tender Offer, shall transfer certain of the Committee's record keeping functions under the Plan to an independent record keeper. The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants or Beneficiaries in connection with the Tender Offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such a Tender Offer except to the extent and only to the extent as herein provided.

         (b) Tender Offer for Employer Stock. In the event of a Tender Offer for Employer Stock, each current or former Participant (or after the death of a former Participant, his Beneficiary) (hereinafter referred to as the "Affected Participants") who has shares of Employer Stock allocated to his account balance hereunder shall be given the opportunity to direct the Trustee regarding whether to tender or not to tender the whole shares of Employer Stock allocated to his account balance. To such end, as promptly as practicable after a Tender Offer for Employer Stock is made, the Trustee shall send to all Affected Participants such Materials and forms for responding as are appropriate in order to determine the direction of each Affected Participant. Any form for responding shall prominently note that a failure by an Affected Participant to return such form within a specified reasonable time shall be deemed a direction to the Trustee not to tender the whole shares of Employer Stock allocated to the account balance of such Affected Participant. The instructions received by the Trustee shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or Employees of the Employer. As promptly as practicable after receiving an Affected Participant's response form which directs it to tender his whole shares of Employer Stock, the Trustee shall carry out the tender of such shares; provided, however, that the Trustee shall have the right to change or to modify its actions hereunder to comply with the terms of any valid order of a court of competent jurisdiction directing it to take certain actions inconsistent with the requirements of this Section. After the expiration of the period during which Affected Participants may direct the Trustee to tender their shares, the Trustee shall determine the total number of whole shares it was directed to tender, and the total number of whole shares it was directed not to tender (either expressly or by failure to timely respond). If the majority of the allocated whole shares of Employer Stock were directed to be tendered, then the Trustee shall also tender, as promptly as practicable, any fractional or unallocated shares which are held in the Trust. However, if the majority of the allocated whole shares of Employer Stock were not directed to be tendered, the Trustee shall not tender any such fractional or unallocated shares.

         (c) Fiduciary Designation. Each Affected Participant, for purposes of Section 17.7, is hereby designated as a "Named Fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to the shares of Employer Stock allocated to his Account.

         (d) Confidentiality. The independent record keeper shall solicit confidentially from each Affected Participant the direction described in Section 17.7 as to whether such shares are to be tendered. In carrying out the steps necessary to determine the directions of Affected Participants under this Section, the Trustee shall adopt such means as it deems appropriate to provide Affected Participants with the opportunity to indicate their directions in a confidential manner, i.e., without the disclosure of any Affected Participant's individual decision to the public or the Employer.

         IN WITNESS WHEREOF, the Centura Banks, Inc. 401(k) Plan is, by the authority of the Board of Directors of the Employer, executed on behalf of the Employer the _____ day of _______________, 1994.

                                     CENTURA BANKS, INC.


                                     By:________________________________
                                              Authorized Officer
ATTEST

- -------------------------
Asst. Secretary

(CORPORATE SEAL)

                                     CENTURA BANK


                                     By:________________________________
                                              Authorized Officer
ATTEST

- -------------------------
Asst. Secretary

(CORPORATE SEAL)

                            CENTURA SECURITIES, INC.


                                    By:________________________________
                                             Authorized Officer
ATTEST

- -------------------------
Asst. Secretary

(CORPORATE SEAL)

                                    CENTURA INSURANCE SERVICES, INC.


                                    By:________________________________
                                             Authorized Officer
ATTEST

- -------------------------
Secretary

(CORPORATE SEAL)


                           FCB INVESTMENT CORPORATION


                                   By:________________________________
                                            Authorized Officer
ATTEST

- -------------------------
Secretary

(CORPORATE SEAL)